Exhibit 10.10

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

Amendment No. 1 dated February 9, 2005 (the “Amendment”) to Asset Purchase Agreement dated January 31, 2005 (the “Agreement”), by and between Celldex Therapeutics, Inc., a Delaware corporation, including its assignees (the “Acquirer”), and Alteris Therapeutics, Inc., a Delaware corporation (the “Transferor”; and together with the Acquirer, each a “Party” and, collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have previously entered into the Agreement providing for the acquisition by the Acquirer of substantially all of the assets of Transferor and the assumption by the Acquirer of certain liabilities of the Transferor pursuant to the terms and conditions set forth in the Agreement; and

WHEREAS, the Parties desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             Definitions.  Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement.

ARTICLE II
AMENDMENTS

Section 2.1             Closing.  Section 4.1 of the Agreement shall be amended to read in its entirety as follows:

“Section 4.1           Closing.  Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Acquired Assets (the “Closing”) will be at 10:00 A.M. Eastern Time at the offices of Satterlee Stephens Burke & Burke LLP 230 Park Avenue, 11th Floor, New York, NY 10169, or at such other location agreed to by the Acquirer and the Transferor, on the same Business Day as the date of the completion of the Acquirer’s IPO, after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles IX and X (other than those conditions that by their nature are to be satisfied at the Closing) (the date of the Closing being herein referred to as the “Closing Date”).”

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its officers thereunto duly authorized, all as of the day and year first above written.

CELLDEX THERAPEUTICS, INC.

By:
	Name:	Michael W. Fanger
	Title:	President and Chief Executive Officer

ALTERIS THERAPEUTICS, INC.

By:
	Name:	Dr. Albert J. Wong
	Title:	Interim President

2

EXECUTION

COPY

ASSET PURCHASE AGREEMENT

by and between

CELLDEX THERAPEUTICS, INC.
(“Acquirer”)

and

ALTERIS THERAPEUTICS, INC.
(“Transferor”)

Dated as of January 31, 2005

i

Section 6.16	Preclinical Testing and Clinical Trials
Section 6.17	Financial Statements
Section 6.18	Taxes
Section 6.19	Absence of Certain Changes and Events
Section 6.20	No Undisclosed Liabilities
Section 6.21	Disclosure
Section 6.22	Affiliates

ARTICLE VII	REPRESENTATIONS OF THE ACQUIRER

Section 7.1	Existence and Good Standing; Authorization and Validity of Agreement
Section 7.2	SEC Filings; Financial Statements; Compliance
Section 7.3	Shares
Section 7.4	Capitalization
Section 7.5	Broker’s or Finder’s Fees

ARTICLE VIII	ADDITIONAL AGREEMENTS

Section 8.1	Operation of Business
Section 8.2	Review of the Transferor
Section 8.3	Access to Information; Further Action; Commercially Reasonable Efforts; Cooperation; Consents and Approvals
Section 8.4	Public Disclosure
Section 8.5	Apportionment
Section 8.6	Confidentiality
Section 8.7	No Right to Continued Employment or Benefits
Section 8.8	Cooperation
Section 8.9	Consents; Releases
Section 8.10	Possession of the Assets
Section 8.11	Non-Solicitation
Section 8.12	Ownership of Intellectual Property Developed by Transferor Employees
Section 8.13	Diligent Efforts
Section 8.14	No Issuance of Additional Shares
Section 8.15	SEC Rule 144 Reporting31

ARTICLE IX	CONDITIONS TO THE OBLIGATIONS OF THE ACQUIRER

Section 9.1	Conditions to the Acquirer’s Obligations

ARTICLE X	CONDITIONS TO THE OBLIGATIONS OF THE TRANSFEROR

Section 10.1	Conditions to the Transferor’s Obligations

ii

ARTICLE XI	TERMINATION

Section 11.1	Events of Termination
Section 11.2	Effect of Termination

ARTICLE XII	MISCELLANEOUS

Section 12.1	Expenses; Fees
Section 12.2	Applicable Law
Section 12.3	Jurisdiction; Waiver of Jury Trial
Section 12.4	Captions; Headings
Section 12.5	Notices
Section 12.6	Assignment; Parties in Interest
Section 12.7	Counterparts
Section 12.8	Entire Agreement
Section 12.9	Severability; Enforcement
Section 12.10	Amendments; Waiver
Section 12.11	No Strict Construction
Section 12.12	Pronouns
Section 12.13	No Third Party Beneficiaries
Section 12.14	No Joint Venture
Section 12.15	Specific Performance

Appendix A	Bill of Sale

Appendix B	Assignment and Assumption Agreement

Appendix C	Trademark Assignment Agreement

Appendix D	Assignment of Intangible Assets

Appendix E	Form of Opinion of Counsel to Transferor

Appendix F	Form of Consulting Agreement between Acquirer and Dr. Albert J. Wong

Appendix G	Form of Consulting Agreement between Acquirer and Dr. Donald M. O’Rourke

Appendix H	Form of Opinion of Counsel to Acquirer

Appendix I	Term Sheet for Sponsored Research Agreement

Appendix J	Balance Sheet of Transferor as at September 30, 2004

Appendix K	Transferor Affiliate Letter

iii

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of January 31, 2005 (the “Execution Date”), by and between Celldex Therapeutics, Inc., a Delaware corporation (including its assignees, (the “Acquirer”), and Alteris Therapeutics, Inc., a Delaware corporation (the “Transferor”; and together with the Acquirer, each, a “Party” and, collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Acquirer and the Transferor are each engaged in a business that includes the research, development and commercialization of therapeutic vaccines and other products for the treatment of cancer, autoimmune disorders and infectious diseases; and

WHEREAS, the Acquirer desires to acquire certain assets and to assume certain liabilities of the Transferor, and the Transferor desires to transfer such assets and liabilities to the Acquirer on the terms and conditions set forth in this Agreement; and

WHEREAS, Transferor and Acquirer intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code (as defined herein);

NOW, THEREFORE, in consideration of the premises and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Acquired Assets” shall have the meaning set forth in Section 2.1(a).

“Acquirer” shall have the meaning set forth in the Preamble.

“Acquirer Closing Certificate” shall have the meaning set forth in Section 10.1(v).

“Acquisition Price” shall have the meaning set forth in Section 3.1(a).

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” shall have the meaning set forth in the Preamble, Agreement, the Patent Assignment Agreement and the Trademark Assignment Agreement.

“Ancillary Agreements” means the Bill of Sale Agreement, the Assignment and Assumption Agreement, and the Trademark Assignment Agreement.

“Assigned Contracts” shall have the meaning set forth in Section 2.1(a)(iv).

“Assigned Intellectual Property” shall have the meaning set forth in Section 2.1(a)(vi).

“Assigned Permits” shall have the meaning set forth in Section 2.1(a)(v).

“Assumed Liabilities” shall have the meaning set forth in Section 2.2.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 4.2(i)(B).

“Bill of Sale” shall have the meaning set forth in Section 4.2(i)(A).

“Biologics License Application” or “BLA” is a request for permission from the FDA’s Center for Biologics Evaluation Research (CBER) to introduce or deliver for introduction, a biologic product into interstate commerce (21 CFR 601.2).

“Business” means any and all business activities of any kind that are currently being conducted by the Transferor.

“Business Day” means any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New Jersey, New York and Pennsylvania.

“Certificate” shall have the meaning set forth in Section 3.1(a).

“cGMPs” means current good manufacturing practices, as defined by the FDA in 21 CFR 210 and 211, which consist of regulations governing the procedures and practices under which manufacturing is controlled and quality of manufacturing is assured.

“Charges” shall have the meaning set forth in Section 13.2.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended, together with the Treasury regulations promulgated thereunder.

“Common Stock” means the common stock, par value $.01 per share, of Acquirer.

“Consideration” shall have the meaning set forth in Section 3.1.

“Confidentiality Agreement” has the meaning given such term in Section 8.6.

“Copyrights” shall have the meaning set forth in Section 6.9(e).

“Data” means all data related to the Programs.

“Direct Costs” means the costs directly associated with supporting research, including personnel costs, materials, supplies, scientific facilities charges and services from external contractors.

“Dollars” or “$” means the currency of the United States of America, unless otherwise specified.

“Dr. Wong” shall have the meaning set forth in Section 4.4(d).

“Execution Date” shall have the meaning set forth in the Preamble.

“EGFRvIII” means the epidermal growth factor receptor (EGFR) variant represented by deletions of exons 2 through 7, variously referred to as de2-7 EGFR, type II mutation of EGFR, EGFR mutant type II, EFGR mutant protein type II, and as further defined in US patents 5,212,290, 5,401,828, 5,981,725, 6,224,868 and 6,455,498.

“Encumbrances” means and includes interests, contractual rights, security interests, mortgages, liens, licenses, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal, comments, conditions, equitable interests, preference rights, rights of possession, lease, tenancy, encroachment, infringement, interference, pre-emptive rights or other third-party claims of any kind (including any restriction on transfer, receipt of income, use, possession or other attribute of ownership) and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

“Environmental Laws” shall have the meaning set forth in Section 6.11.

“Equipment” means the equipment identified on Section 2.1 to the Transferor Disclosure Letter.

“Eisai” means Eisai Co. Ltd., a Japanese corporation, and its subsidiaries and Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning set forth in Section 2.1(b).

“Excluded Liabilities” shall have the meaning set forth in Section 2.2(b).

“Fair Market Value” shall have the meaning set forth in Section 3.1(e).

“FDA” means the United States Food and Drug Administration.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any foreign, United States federal, state or local government, political subdivision or governmental, regulatory or administrative authority, body, agency, board, bureau, commission, department, committee, instrumentality or court, quasi-governmental authority, self-regulatory organization or stock exchange.

“Governmental Authorizations” means all franchises, grants, authorizations, licenses, Permits, easements, variances, exceptions, consents, certificates, approvals and Orders of, or filings with, any Governmental Authority.

“Hazardous Substance” shall have the meaning set forth in Section 6.11.

“Intellectual Property” shall have the meaning set forth in Section 6.9(e).

“Inventions” means discoveries, developments, designs, improvements, inventions and/or works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new machine, article of manufacture, biological material, method, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind or media, or any improvement thereon.

“IPO” means the initial public offering of the Acquirer’s Common Stock, all as more fully described in, and made pursuant to, the Registration Statement.

“IPO Offering Price” means the price per share of Common Stock received by the Acquirer in its IPO before the payment of any expenses or underwriting discounts or commissions.

“Institution” shall have the meaning set forth in Section 4.4(d).

“Intangible Assets” shall have the meaning set forth in Section 2.1(a)(ii).

“Know-How” shall have the meaning set forth in Section 6.9(e).

“Law” or “Laws” means any federal, state, local, municipal or foreign statute, law, regulation, legislation, constitution, requirement, authorization, rule, ordinance, code, treaty, policy or rule of common law of any Governmental Authority, including any judicial or administrative interpretations thereof.

“Leases” shall have the meaning set forth in Section 6.7.

“Liability” means any and all debts, duties, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including those arising under any law, those arising under any contract, agreement, commitment, instrument, permit, regardless of whether such debt, duty, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

“MAA” means a marketing authorization application.

“Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the Acquired Assets, Assumed Liabilities, the Programs, the Product Candidates, or the condition (financial or other), or results of operations of the Business, or (ii) the ability of the Acquirer to operate the Business immediately after the Closing in the same manner as it is currently conducted, excluding changes or effects directly or indirectly resulting from (a) matters generally affecting the economy of the United States of America, general industry developments or changes in any Laws applicable to the Transferor that do not have a material, disproportionate effect on the Transferor or (b) compliance with the terms of this Agreement or the Ancillary Agreements by the Transferor.  For the avoidance of doubt, the Parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Material Adverse Effect.

“Material In-Licensed IP” shall have the meaning set forth in Section 6.10(a).

“Materials” means all on-hand materials.

“Materials of Environmental Concern” means: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Law (including CERCLA and any other so-called “superfund” or “superlien” law and the respective regulations promulgated thereunder); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Law which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause “(a)”, “(b)”, “(c)” or “(d)” above

“Ordinary Course of Business” means the operation of the Business in the ordinary course of business consistent with the Transferor’s usual and customary practices in managing and operating the Business as they existed on the date hereof without regard to the transactions contemplated hereby.

“Order” means any (a) writ, judgment, injunction, consent, order, decree, stipulation, award, edict, ruling, pronouncement, determination, decision, verdict, sentence, subpoena, writ or executive order of or by any Governmental Authority, arbitrator or arbitration panel or (b) contract with any Governmental Authority entered into in connection with any Proceeding.

“Outbound License Agreements” shall have the meaning set forth in Section 6.10(d).

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Patents” shall have the meaning set forth in Section 6.9(e).

“Permits” any permit, license, order, certificate, approval, franchise, exemption, variance waiver or other authorization of any Governmental Authority, including applications therefor, necessary or required to own and operate the Acquired Assets and the Transferor’s Programs, Product Candidates and Business (including those required under Environmental Laws).

“Permitted Encumbrances” means: (a) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings or that are otherwise not material; (b) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (d) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) Encumbrances that relate to, or are created, arise or exist in connection with, any legal proceeding that is being contested in good faith; and (f) Encumbrances that do not materially impair the ownership or use of the assets to which they relate.

“Person” means and includes any individual, any legal entity, including, without limitation, any partnership, joint venture, corporation (including any not-for-profit corporation), Limited Liability Company, trust, or unincorporated organization, and any Governmental Authority.

“Plan” shall have the meaning set forth in Section 6.12(b).

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

“Product Candidates” means product candidates under research and development by the Transferor as of the date hereof, all as more fully described in Section 2.1 to the Transferor Disclosure Letter.

“Programs” means the business and operations (including all research, development and commercialization activities) carried out with respect to the Product Candidates or related technology or any component thereof, including, without limitation, research and development, regulatory approval process and permits, manufacturing, commercialization, marketing and distribution to the extent that they related to such Product Candidates or related technology and the conduct of preclinical and clinical trials with respect thereto.

“Proprietary Rights and Inventions Agreement” means any agreement, including the form of proprietary rights and inventions agreement delivered to Acquirer, between the Transferor and any employee or consultant of any Transferor, pursuant to which such employee or consultant agreed to assign to the Transferor Intellectual Property rights arising from his or her employment or consulting relationship.

“Records” means all records, documents and files.

“Registration Statement” means the Acquirer’s Registration Statement on Form S-1 (No. 333-114353), filed with the SEC on April 9, 2004, and as amended to the date hereof, in connection with the Acquirer’s IPO.

“Required Consents” has the meaning given such term in Section 6.6(a).

“Resolved Claim” means an Indemnification Claim as to which either (a) an arbitrator or court having jurisdiction has entered a final judgment, decision, order or decree that either is not subject to appeal or as to which notice of appeal has not been timely filed or served, or (b) the Indemnifying Party has acknowledged and agreed in writing.

“RIAS” means rapid identification of alternative splicing, a platform method for discovery of new splice variants for cancer.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means 1,333,333 shares of Common Stock less such number of shares of Common Stock as shall equal the quotient determined by dividing $1,500,000 by the IPO Offering Price.

“SRA” shall have the meaning set forth in Section 4.4(d).

“Tax” or “Taxes” means any foreign, United States federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including all estimated taxes, deficiency assessments and any interest, penalty or addition thereto.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Third-Party Agreements” means those agreements between the Transferor or any of its predecessors and any Third Party that that are listed on Section 2.1 to the Transferor Disclosure Letter.

“Trademark Assignment Agreement” shall have the meaning set forth in Section 4.2(i)(D).

“Trademarks” shall have the meaning set forth in Section 6.8(e).

“Trade Secrets” shall have the meaning set forth in Section 6.8(e).

“Transferor” shall have the meaning set forth in the Preamble.

“Transferor Closing Certificate” shall have the meaning set forth in Section 9.2(a).

“Transferor Disclosure Letter” means the disclosure letter delivered by Transferor to Acquirer contemporaneously with the execution and delivery of this Agreement.

“Unassigned Contracts” shall have the meaning set forth in Section 2.1(b)(ii).

ARTICLE II

ACQUISITION AND TRANSFER OF
ACQUIRED ASSETS; ASSUMPTION OF LIABILITIES

Section 2.1             Acquisition and Transfer of Acquired Assets.

(a)           Subject to and upon the terms and conditions of this Agreement, Acquirer shall acquire from the Transferor, and the Transferor shall grant, transfer, convey, assign and deliver to the Acquirer, free and clear of all Encumbrances, all rights, title and interest of Transferor in and to all of the assets, properties and business, other than the Excluded Assets, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or held by Transferor in the Programs, the Product Candidates and the Business as the same existed immediately prior to the Closing and including without limitation all rights, title and interest of Transferor as of the Closing Date, in, to and under such of the foregoing as more specifically described below (collectively, the “Acquired Assets”):

(i)                                     all raw Materials, work in process, finished goods, supplies and inventory related to the Programs, the Product Candidates and the Business of the Transferor, and all Data and Records (electronic or otherwise) relating to the foregoing;

(ii)                                  all of the Transferor’s rights in computer software, operating systems and applications owned by the Transferor or used in the Business; all of the Transferor’s rights to all programming and graphics owned or licensed by the Transferor or used in the Business and all associated good will relating thereto; all business and marketing plans related to the business; all of the Transferor’s rights in slogans, technology, know-how, trade secrets, logos, copyright interests, service marks, trade names, Internet domain names and rights to trade dress and designs relating to the Business; and all of the Transferor’s digital files and materials relating to the Transferor’s Internet website(s) and all goodwill related to and all other rights in, to or under any of the foregoing (collectively, the “Intangible Assets”);

(iii)                               all personal property and interests therein, including, without limitation, vehicles, machinery, equipment, furniture, office equipment, tools and other tangible property set forth in Section 2.1(a)(iii) of the Transferor Disclosure Letter;

(iv)                              subject to subsection (b)(ii) hereof, all rights of the Transferor under all executory contracts set forth in Section 2.1(a)(iv) to the Transferor Disclosure Letter (including, without limitation, license agreements pursuant to which Intellectual Property and Material In-Licensed IP is licensed to Transferor), except as set forth in Section 2.1(b)(ii) of the Transferor Disclosure Letter (collectively, the “Assigned Contracts”);

(v)                                 all transferable Permits held by the Transferor to the fullest extent such right, title and interest may be transferred (collectively, the “Assigned Permits”);

(vi)                              subject to subsection (b)(vi) hereof, all Intellectual Property owned by the Transferor and all Material In-Licensed IP (collectively, the “Assigned Intellectual Property”);

(vii)                           copies of all books, Records, files and papers, whether in hard copy or computer format, including, without limitation, all books, Records, Materials, manuals, sales and promotional materials and Records, advertising materials, customer lists, supplier lists, mailing lists, distribution lists, business plans, litigation files, credit information, cost and pricing information, and all documents embodying the Assigned Intellectual Property, in each case relating to the Acquired Assets, excluding records which are attorney-client privileged or considered attorney work product, except as otherwise set forth in subsection (b)(x) and (xi) hereof; and

(viii)                        all rights of the Transferor as of the Closing Date under the Proprietary Rights and Inventions Agreement and the non-competition agreements in favor of the Transferor set forth in Section 2.1(a)(viii) of the Transferor Disclosure Letter.

(b)           Notwithstanding Section 2.1(a), the Transferor will not be required to sell or transfer to the Acquirer, and the Acquired Assets shall not include, the following assets or any right or interest in or to any of the following assets (collectively, the “Excluded Assets”):

(i)                                     all rights of Transferor under this Agreement, the Ancillary Agreements and the agreements and instruments executed and delivered to the Transferor by Acquirer pursuant to this Agreement;

(ii)                                  any executory contracts to which the Transferor is a party or otherwise is bound (A) if (i) a consent is required to be obtained from any Person in order to permit the sale or transfer to Acquirer of Transferor’s rights under such contract or lease and (ii) such consent shall not have been obtained prior to the Closing or (B) as otherwise set forth in Section 2.1(b)(ii) of the Transferor Disclosure Letter (the “Unassigned Contracts”);

(iii)                               all cash, cash equivalents (including deposits) and securities in entities other than Transferor owned by Transferor;

(iv)                              all of Transferor’s books, records, ledgers, files and documents (except that Acquirer may obtain copies of certain records described in Section 2.1(a)(iv) of the Transferor Disclosure Letter);

(v)                                 Transferor’s formal corporate records, including its certificate of incorporation, bylaws, minute books, corporate books, stock transfer records and other records having to do with the corporate organization of Transferor;

(vi)                              any Intellectual Property to the extent that the Transferor’s rights thereto are subject to the Unassigned Contracts;

(vii)                           all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets prior to the date of this Agreement;

(viii)                        all unexpired Leases to which the Transferor is party;

(ix)                                the Excluded Receivables;

(x)                                   except as otherwise transferred to Acquirer by operation of applicable Tax Law, any Tax attributes of Transferor, including, without limitation, any net operating loss carryovers and any right or claim for a Tax refund attributable to the operations or assets of Transferor, whether arising before, on or after the Closing;

(xi)                                all personnel records and other records that Transferor is required by any Law to retain in its possession; and

(xii)                             those other assets specifically identified as “excluded assets” in Section 2.1(b)(xii) of the Transferor Disclosure Letter.

Section 2.2             Assumption of Liabilities.

(a)           Subject to the terms and conditions of this Agreement, the Acquirer agrees, effective as of the Closing, to assume all Liabilities arising after the Closing under the Assigned Contracts as well as all Liabilities listed on Section 2.2(a) to the Transferor Disclosure Letter (the “Assumed Liabilities”).

(b)           Notwithstanding the provisions of Section 2.2(a), the Acquirer shall not assume and the Assumed Liabilities shall not include any Liabilities that (i) arise from or relate to any breach by the Transferor of any provision of any of the Assigned Contracts prior to the Closing; (ii) arise from or relate to any material inaccuracy in the representations and warranties made by the Transferor in this Agreement or any of the Ancillary Agreements; or (iii) arise from or relate to the ownership, use or operation of the Acquired Assets, the Programs,  or the Business by the Transferor on or prior to the Closing.  The Acquirer shall not, by virtue of this Agreement, assume liability or responsibility for any Liability of the Transferor that is not included within the definition of Assumed Liabilities, including, without limitation, the Unassigned Contracts (the “Excluded Liabilities”).

ARTICLE III

ACQUISITION PRICE;
PAYMENT OF ACQUISITION PRICE

Section 3.1             Acquisition Price; Payment of Acquisition Price.  As consideration for the conveyance, transfer and assignment of the Acquired Assets to Acquirer:

(a)           Acquisition Price.  At the Closing, as consideration for the conveyance, transfer and assignment of the Acquired Assets, the Acquirer will (i) deliver, or cause to be delivered, by wire transfer of immediately available funds to an account specified by Transferor, an amount in cash equal to $1,500,000 and (ii) issue and transfer to Transferor the Shares by delivering, or causing to be delivered, to Transferor a stock certificate (the “Certificate”), registered in the name of the Transferor, evidencing the Shares (collectively, the “Acquisition Price”).

(b)           Assumption of Liabilities.  At the Closing, the Acquirer shall assume the Assumed Liabilities by delivering to Transferor the Assignment and Assumption Agreement.

(c)           Milestone Payment.  Upon the first approval of a BLA by the FDA for the commercial sale by the Acquirer or any sublicensee or transferee in the United States of EGFRvIII-derived products, the Acquirer will pay a milestone payment, in the aggregate amount of $5,000,000, to the Transferor; provided, however, that in the event an MAA by a European regulatory agency is received by Acquirer or sublicensee or transferee for the commercial sale in Europe of EGFRvIII-derived products prior to the receipt of such BLA, then Acquirer shall pay to Transferor a milestone payment in the aggregate amount of $3,500,000.  If Acquirer receives approval of a BLA by the FDA following Acquirer’s receipt of an MAA from a European regulatory agency, Acquirer will pay Transferor an additional milestone payment of $1,500,000.  In no event shall Acquirer be required to make aggregate milestone payments under this Section 3.1(c) in excess of $5,000,000.  At the election of the Acquirer, any such payment may be made in the form of cash or shares of fully registered, freely tradable Common Stock of the Acquirer having a Fair Market Value on the date any such regulatory approval is obtained equal to the amount of any such milestone payment.  Such payment shall be made within thirty (30) days of the date the Acquirer receives any such regulatory approval.  If the Transferor shall have been dissolved or is no longer in existence at the time such payments become due and payable, then the Acquirer shall make such payments to the Persons listed in Section 3.1(c) to the Transferor Disclosure Letter in the respective percentages to be furnished to the Acquirer by the Transferee in writing at the Closing.

(d)           Eisai Upfront Fees or Milestone Payments.  The Acquirer shall pay to Transferor an amount equal to twenty (20%) percent of any upfront fees or milestone payments received by Acquirer from Eisai in the event the Acquirer shall enter into a license agreement with Eisai for any EGFRvIII-related product that was developed pursuant to any Intellectual Property assigned hereunder (the “Eisai License Agreement”) within twelve (12) months from the Closing Date.  At the election of the Acquirer, any such payment may be made in the form of cash or shares of fully registered, freely tradable Common Stock of the Acquirer having a Fair Market Value, on the date such milestone payment is received by Acquirer from Eisai,  equal to the amount of any such payment.  Such payment shall be made within thirty (30) days of the date the Acquirer receives any such upfront fees or milestone payments from Eisai.  In the event that Transferor shall have been dissolved or shall otherwise no longer be in existence at the time any such payments become due and payable by the Acquirer under this Section 3.1(d), the Acquirer shall make such payments to the Persons listed on Section 3.1(c) to the Transferor Disclosure Letter in the respective percentages to be furnished to the Acquirer by the Transferee in writing at the Closing.

(e)           In the event the Closing does not occur on or before March 1, 2005, the Acquirer hereby agrees to reimburse the Transferor for operating expenses incurred by the Transferor from and after March 1, 2005 until the earlier to occur of the Closing Date or June 30, 2005.  Notwithstanding the foregoing, the Acquirer shall be obligated to reimburse the Transferor for such operating expenses only if the payment of such expenses by the Transferor was approved by the Acquirer prior to the payment thereof in the exercise of its reasonable discretion; provided, however, that the payment by the Transferor of any liabilities set forth in Section 4.2(vi) of the Transferor Disclosure Letter shall not require the approval of the Acquirer..  The Acquirer shall make such reimbursement payment on the Closing Date or June 30, 2005, whichever comes first.  In no event shall the Acquirer be obligated to reimburse the Transferor for any such expenses in an aggregate amount in excess of $90,000.

(f)            The Acquirer shall reimburse the Transferor for one-half of the license fees the Transferor pays to Thomas Jefferson University in connection with the amendments to each of the License Agreements between Thomas Jefferson University and the Company, which reimbursement shall be made by the Acquirer on the Closing Date or June 30, 2005, whichever comes first; provided, however, that in no event shall the Acquire be obligated to reimburse the Transferor for such license fees in an aggregate amount in excess of $37,500.

(g)           For the purposes of Sections 3.1(c) and (d) above, the term “Fair Market Value” shall mean the average of the closing sales prices of the Acquirer’s Common Stock as reported by NASDAQ for the twenty (20) trading days immediately preceding the date which is two (2) trading days prior to the date such Fair Market Value is to be determined.

The consideration described in subparagraphs (a)-(d) of this Section 3.1 shall be collectively referred to as the “Consideration.”

Section 3.2             Election Option Limitation.  Anything in Sections 3.1(c) and (d) above to the contrary notwithstanding, the cash component of the Consideration to be paid by Acquirer under this Agreement shall not exceed 18% of the value of the Acquired Assets.  Acquirer shall exercise its election option under Sections 3.1(c) and (d) above in such manner as to ensure the satisfaction of this requirement.

ARTICLE IV

CLOSING

Section 4.1             Closing.  Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Acquired Assets (the “Closing”) will be at 10:00 A.M. Eastern Time at the offices of Satterlee Stephens Burke & Burke LLP 230 Park Avenue, 11th Floor, New York, NY 10169, or at such other location agreed to by the Acquirer and the Transferor, on the fifth Business Day following the date of the completion of the Acquirer’s IPO, or such other date as may be agreed upon in writing by the Parties after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles IX and X (other than those conditions that by their nature are to be satisfied at the Closing) (the date of the Closing being herein referred to as the “Closing Date”).

Section 4.2             Deliveries by the Transferor at the Closing.  At the Closing, the Transferor shall deliver, or cause to be delivered, to the Acquirer:

(i)                                     a receipt for the Acquisition Price paid by the Acquirer in accordance with Section 3.1(a) and (A) a bill of sale related to the transfer of the Acquired Assets (the “Bill of Sale”); (B) an assignment and assumption agreement relating to the Assigned Contracts (the “Assignment and Assumption Agreement”), (C) a confirmatory trademark assignment agreement (the “Trademark Assignment Agreement”), and (D) an assignment of Intangible Assets (the “Assignment of Intangible Assets”) substantially in the forms attached hereto as Appendix A, Appendix B, Appendix C, and Appendix D, respectively;

(ii)                                  certified copies of the resolutions adopted by the shareholders of the Transferor, either at a meeting thereof duly called and held or pursuant to valid written consents thereof, authorizing and approving the sale of the Acquired Assets;

(iii)                               the Transferor Closing Certificate referred to in Sections 9.1(b) hereof;

(iv)                              certified copies of the resolutions of the Board of Directors of the Transferor authorizing and approving the sale of the Acquired Assets, the execution and delivery of this Agreement, the Ancillary Agreements and all other documents and agreements delivered in connection herewith by officers of the Transferor and consummation of the transactions contemplated hereby and thereby;

(v)                                 the Required Consents, in form and substance satisfactory to the Acquirer;

(vi)                              evidence reasonably satisfactory to Acquirer that Transferor has paid in full or otherwise satisfied all of the obligations listed in Section 4.2(vi) of the Transferor Disclosure Letter and has received releases of all Liabilities under such obligations that are material to the Business;

(vii)                           the opinion of Transferor’s counsel, Duane Morris LLP, dated as of the Closing Date, substantially in the form attached hereto as Appendix E; and

(viii)                        such good standing certificates and other similar documents as Acquirer may reasonably request to ensure that the actions required to be taken by Transferor at the Closing have been properly authorized.

Section 4.3             Deliveries by the Acquirer at the Closing.  At the Closing, the Acquirer shall deliver, or cause to be delivered, to the Transferor:

(i)                                     the Bill of Sale, the Assignment and Assumption Agreement, the Patent Assignment Agreement and the Trademark Assignment Agreement duly executed by the Acquirer;

(ii)                                  the Acquisition Price in accordance with Section 3.1(a);

(iii)                               a duly executed copy of that certain Consulting Agreement between the Acquirer and Dr. Albert J. Wong in substantially the form attached hereto as Appendix F;

(iv)                              a duly executed copy of that certain Consulting Agreement between the Acquirer and Dr. Donald M. O’Rourke in substantially the form attached hereto as Appendix G;

(v)                                 the Acquirer Closing Certificate referred to in Sections 10.1(b) hereof;

(vi)                              the Certificate representing the Shares;

(vii)                           the opinion of Acquirer’s counsel, Satterlee Stephens Burke & Burke LLP, substantially in the form attached hereto as Exhibit H; and

(viii)                        such good standing certificates and other similar documents as Transferor may reasonably request to ensure that the actions required to be taken by Acquirer at the Closing have been properly authorized.

Section 4.4             Further Assurances and Agreements.

(a)           Each Party will from time to time, at the reasonable request of any other Party, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other Party may reasonably request or as may be reasonably requested by any applicable Governmental

Authorities or third parties, in each case in order to consummate and make Execution any of the transactions contemplated hereby and to vest in the Acquirer the right, title and interest in, to and under the Acquired Assets, to assist the Acquirer in the transfer, assignment, collection and reduction to possession of the Acquired Assets (and the exercise of rights with respect thereto); provided that the requesting Party will prepare any additional documents and instruments and will handle any submittal, applications, processing, recording and registrations and bear all expenses related thereto.

(b)           Acquirer will return any records Transferor inadvertently delivers to Acquirer that are or are reasonably likely to be attorney-client privileged or considered attorney work product or which Acquirer realizes are or are likely to be attorney-client privileged or considered attorney work product.

(c)           Acquirer agrees that should Acquirer receive a subpoena to provide to a Third Party copies of records relating to the Acquired Assets at any time after the Closing Date, Acquirer shall within three (3) Business Days of the receipt of the subpoena, provide written notice to Transferor of the receipt of such subpoena so that Transferor may seek a protective order or an appropriate remedy.  Acquirer will cooperate with Transferor to obtain such protective order or other remedy.  If Transferor elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Acquirer provide certain records, then Acquirer may provide to the third party the records requested in the subpoena.

(d)           Acquirer hereby agrees that it will use its best efforts to negotiate and enter into a sponsored research or similar agreement (the “SRA”) with a university or other institutional research facility (the “Institution”) to be specified by Dr. Albert J. Wong (“Dr. Wong”), which such Institution shall be subject to the approval of the Acquirer, which approval shall not be unreasonably withheld.  The purpose of the SRA shall be to provide funding for the research, development and advancement of the RIAS technology, or related technology for the rapid identification of alternative spliced proteins, or splice variants, in the laboratories of Dr. Wong to be located at such Institution, in an amount of $150,000 per annum for the payment of Direct Costs for a period of five (5) years from the date of the execution of the SRA.  The SRA shall contain the terms specified Appendix I.

ARTICLE V

RESERVED

ARTICLE VI

REPRESENTATIONS OF THE TRANSFEROR

The Transferor represents and warrants to the Acquirer as follows:

Section 6.1             Corporate Power and Authority.  The Transferor has the corporate power and authority to own, lease and operate its properties and to conduct its Business as is presently conducted.

Section 6.2             Existence and Good Standing.  The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Transferor is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or to be in good standing has not had, or would not reasonably be expected to have, a Material Adverse Effect.

Section 6.3             Authority; No Consents.  The execution, delivery and performance by the Transferor of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Transferor and this Agreement has been, and the Ancillary Agreements to which it is a party when executed and delivered by the Transferor will be, duly and validly executed and delivered and the valid and binding obligations of the Transferor, enforceable against it in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except for any notices, approvals and consents identified in Section 6.3 of the Transferor Disclosure Letter, and except for the consent of the stockholders of the Transferor, neither the execution, delivery and performance by the Transferor of this Agreement or the Ancillary Agreements to which the Transferor is a party, the consummation by the Transferor of the transactions contemplated hereby or thereby, nor compliance by the Transferor with any provision hereof or thereof will (with or without the giving of notice or lapse of time, or both) conflict with, result in any violation of, cause a default under (with or without due notice, lapse of time or both), give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under or result in the creation of any Encumbrance on or against (x) any of the Acquired Assets, (y) any assets, rights or property of the Transferor under any term, condition or provision of any of the Assigned Contracts or (z) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Transferor or any of its properties, assets or rights, other than any such conflict, violation, default, right, loss or Encumbrance that would not have a Material Adverse Effect, or conflict with or result in any violation of the Transferor’s Certificate of Incorporation or Bylaws.

Section 6.4             Title to Assets, Properties and Rights and Related Matters.  The Transferor has good and valid title in and to the Acquired Assets. All of the Acquired Assets are owned by the Transferor free and clear of all Encumbrances, except for Permitted Encumbrances and as otherwise provided in the Assigned Contracts, and upon consummation of the transactions contemplated hereby, the Acquirer will have acquired all of the Transferor’s rights, title and interest in and to the Acquired Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances created by or imposed on the Acquirer through no act or fault of the Transferor. The Transferor has not made any sale or assignment that would conflict with the sale and assignment of its rights in and to the Acquired Assets to the Acquirer as contemplated by this Agreement. The Acquired Assets constitute all of the assets, rights products and services, both tangible and intangible, wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, used by Transferor in, and necessary to operate, the Business and the Programs as currently conducted; provided, however, that the Transferor makes no representation or warranty regarding the probable scientific or commercial success or profitability of or resulting from the ownership, use, operations, manufacturing, formulating, packaging, marketing or distribution of the Product Candidates after the Closing.

Section 6.5             Licenses and Permits; Compliance with Law.

(a)           The Programs are in compliance in all material respects with all Laws relating to the Product Candidates, the Programs and the Business, including without limitation all such Laws relating to registration, use or manufacture of the Product Candidates (at their current level of development and use).  There is no investigation or inquiry to which the Transferor is a party pending or, to the Transferor’s knowledge, threatened relating to the Acquired Assets and their compliance with applicable Laws. The Transferor has not received, at any time in the past two years, any written notice from any Governmental Authority or other Person regarding any actual or alleged violation of, or failure to comply with, any Law applicable to the ownership or use of any of the Acquired Assets.  To the knowledge of the Transferor , no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute or result directly or indirectly in a material violation by the Transferor of, or a failure on the part of the Transferor to comply in any material respect with, any Law applicable to the ownership or use of any of the Acquired Assets.

(b)           The Transferor has all material Governmental Authorizations necessary to permit the Transferor to own and use the Acquired Assets in the manner in which they are currently owned and used. The Transferor has all Government Authorizations necessary in the conduct of the Business as presently being conducted, the lack of which would have a Material Adverse Effect.  Each of the Governmental Authorizations identified on Section 6.5(b) to the Transferor Disclosure Letter is valid and in full force and effect. The Transferor is and at all times has been in compliance in all material respects with all of the terms and requirements of each of the Governmental Authorizations identified on Section 6.5(b) to the Transferor Disclosure Letter, except to the extent the failure to so hold or comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Transferor has not received, at any time in the past two years, any written notice from any Governmental Authority or any other Person regarding (i) any actual or alleged violation of or failure to comply with the terms of any Governmental Authorization identified on Section 6.5(b) to the Transferor Disclosure Letter or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified on Section 6.5(b) to the Transferor Disclosure Letter.

Section 6.6             Assigned Contracts.

(a)           Section 2.1 to the Transferor Disclosure Letter sets forth a list of all of the contracts related to the Acquired Assets, including the Product Candidates and the Programs, that are to be assigned to the Acquirer at the Closing (the “Assigned Contracts”). All the Assigned

Contracts are valid, binding and enforceable in accordance with their terms by and against the Transferor and, to the knowledge of the Transferor, each other party thereto, and are in full force and effect. Except as set forth in Section 6.6 of the Transferor Disclosure Letter, the Transferor has performed in all material respects all obligations imposed on it thereunder. To the knowledge of the Transferor, and except as set forth in Section 6.6 of the Transferor Disclosure Letter, would not reasonably be expected to have a Material Adverse Effect, no event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) (i) constitute a default by the Transferor or, to the knowledge of the Transferor , any other party thereto, under the Assigned Contracts; (ii) result in a violation or breach of any of the provisions of the Assigned Contracts; (iii) give any Person the right to declare a default or exercise any remedy for default under the Assigned Contracts; or (iv) give any Third Party the right to cancel, terminate or modify any of the Assigned Contracts (except to the extent any such Assigned Contract is by its terms terminable, cancelable or modifiable by such Third Party upon prior notice or after the expiration of a specified term).  Since April 18, 2002, the Transferor has not received any written notice of any actual or alleged violation, breach or default by Transferor under any of the Assigned Contracts that has not been cured as of the Execution Date. As of the date of this Agreement, the Transferor is not directly and actively engaged in any renegotiation of any amounts paid or payable to the Transferor under any of the Assigned Contracts or any other material term or material provision of any of the Assigned Contracts. True and complete copies of each Assigned Contract have been delivered to the Acquirer by the Transferor, and there is no legally enforceable agreement (written or oral) between any Transferor and the other party to any Assigned Contract that amends or modifies the terms of any Assigned Contract (except for the Required Consents that have not been delivered to Acquirer). Section 6.6 to the Transferor Disclosure Letter sets forth a list of all Assigned Contracts that require the consent or waiver of any party to such Assigned Contract as a result of the transactions contemplated hereby, except where the failure to obtain such consent or waiver would not have a Material Adverse Effect (the “Required Consents”).

(b)           The Transferor is not a party to any contract containing non-competition clauses, restrictive covenants or similar provisions that would limit the Acquirer’s ability after the Closing to engage in any line of business in any geographic area or to compete against any Person.

Section 6.7             Real Property - Owned or Leased.  The Transferor does not currently own any real property.

Section 6.8             Litigation.  Except as set forth on Section 6.8 of the Transferor Disclosure Letter, there are no Proceedings against the Transferor relating to any of the Acquired Assets that are currently pending or, to the knowledge of the Transferor, threatened at law or in equity before or by any Governmental Authority, or that challenge or seek to prevent, make illegal, enjoin, alter, delay or otherwise interfere with any of the transactions contemplated by this Agreement or by the Ancillary Agreements. The Transferor is not in default under or with respect to any Order of any court or any Governmental Authority that could reasonably be expected to have a Program Material Adverse Effect.  Except as set forth in Section 6.6 of the Transferor Disclosure Letter, and to the knowledge of the Transferor, no even has occurred and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as basis for the commencement of any such Proceeding.  There is no Order material to the Business to which any of the Acquired Assets is subject.  The Transferor is not in default under or with respect to any Order of any court or any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Transferor, there is no proposed Order that, if issued or otherwise put into effect, (a) would have a Material Adverse Effect on the ability of the Transferor to perform any covenant or obligation under this Agreement or the Ancillary Agreements, or (b) would have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 6.9             Intellectual Property.

(a)           Except as set forth in Section 6.9(a) of the Transferor Disclosure Letter, to the knowledge of the Transferor, the Transferor has good and valid title to, and owns free and clear of all Encumbrances, other than Permitted Encumbrances and non-exclusive licenses, and has the right to bring actions for infringement, of, any of the Assigned Intellectual Property.  Section 6.9(a) of the Transferor Disclosure Letter includes a complete and accurate list of all of the Transferor’s United States and foreign (a) Patents; (b) registered Trademarks (including Internet domain name registrations); and (c) registered Copyrights, indicating for each the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

(b)           To the knowledge of the Transferor , there are no royalties, honoraria, fees or other payments payable by the Transferor to any person by reason of the Transferor’s ownership, use, license, transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Assigned Intellectual Property, except for any such payments arising from the purchase or license of “off the shelf” or standard software products for which the acquisition price or license fee is less than $5,000.

(c)           Except as set forth in Section 6.9(c) of the Transferor Disclosure Letter, to the knowledge of the Transferor, no third party is infringing upon, or violating any license or agreement with the Transferor relating to, any Assigned Intellectual Property; and there is no pending or, to the knowledge of Transferor threatened claim or litigation contesting the validity of, Transferor’s ownership of, or Transferor’s right to use, sell, license or dispose of, any Assigned Intellectual Property.  Except as set forth in Section 6.9(c) of the Transferor Disclosure Letter, the Transferor has not received any written notice asserting that any Assigned Intellectual Property or the proposed sale thereof to Acquirer pursuant to the terms of this Agreement conflicts or will conflict with the rights of any other Person.

(d)           Section 6.9(d) of the Transferor Disclosure Letter sets forth a complete and accurate list of all license agreements currently in effect in which the Transferor has expressly granted any right to a Third Party to use or practice any rights under any Assigned Intellectual Property (except for licenses identified in Section 6.9(a) of the Transferor Disclosure Letter) and any assignments, consents, term, forbearances to sue, judgments, orders, settlements or similar obligations relating to any Assigned Intellectual Property to which the Transferor is a party or otherwise bound (collectively, the “Outbound License Agreements”).

(e)           As used in this Agreement, the term “Intellectual Property” shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, “Trademarks”); patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, certificates of invention, and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation in part applications throughout the world (collectively, “Patents”); copyrights (including any registrations, applications and renewals for any of the foregoing) (collectively, “Copyrights”); confidential or proprietary information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); information not in the public domain, including ideas, discoveries, inventions, data, formulae, techniques, procedures for experiments and tests, technical information, specifications, results of experiments and tests, designs, sketches, records and confidential analyses and interpretations of information (collectively, “Know-How”); and all other proprietary rights recognized under the laws of any jurisdiction in the world in concepts, ideas, designs, plans, schematics, drawings, specifications, research and development information, technology and product roadmaps, technology, confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, customer lists, inventions, discoveries, improvements, methodologies, architecture, structure, layouts, and inventions.

Section 6.10           Material In-Licensed IP.

(a)           Section 6.10(a) of the Transferor Disclosure Letter sets forth a true and complete list of all license agreements currently in effect in which the Transferor has been granted a license to Intellectual Property that is material to the research, development and commercialization of the Product Candidates, the operation of the Programs and the operation of the Business (other than such licenses or agreements arising from the purchase or license of “off the shelf” or standard software products or research products for which the acquisition price or license fee is less than $5,000) (the “Material In-Licensed IP”).

(b)           The Material In-Licensed IP is validly held and used by the Transferor and may be used by the Transferor pursuant to the applicable license agreements with respect thereto and, to the knowledge of the Transferor, without the consent of or notice to any Third Party.

Section 6.11           Environmental Matters.  The property, assets and operations of the Transferor are in compliance in all material respects with all applicable federal, state, local or foreign laws, rules, orders, decrees, judgments, injunctions, licenses, permits or regulations relating to environmental matters (collectively, the “Environmental Laws”), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect.  To the knowledge of the Transferor, none of the Acquired Assets are the subject of any federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release or threatened release into the environment, of any substance regulated by, or which would form the basis of liability, under any Environmental Laws (a “Hazardous

Substance”) or are in contravention of any federal, state, local or foreign law, order or regulation that would have a Material Adverse Effect.  The Transferor has not received any written notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against it with respect to material violations of an Environmental Law or in connection with the release of threatened release of any Hazardous Substance into the environment.  To the knowledge of the Transferor, the Transferor has no material contingent liability in connection with any release or threatened release of any Hazardous Substance into the environment.

Section 6.12           Employees; Employee Benefit Plans.

(a)           The Transferor is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Transferor has no knowledge of any attempt to organize any of its employees by any person, unit or group seeking to act as their bargaining agent.  The Transferor is not a party to or bound by any employment agreement or other arrangement regarding the continued employment of any of its employees.  The Transferor has no knowledge of any pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Transferor.  To the knowledge of the Transferor , no union representation elections relating to employees of the Transferor have been scheduled by any Governmental Authority, no organizational effort is being made with respect to any of such employees and there is no investigation of the Transferor’s employment policies or practices by any governmental authority pending or threatened.  The Transferor is not currently, and has not since its inception been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Transferor’s employees.  The Transferor has not experienced any work stoppages since its inception, and to the knowledge of the Transferor, no work stoppage is planned.

(b)           The Transferor has never maintained or contributed to an employee benefit plan within the meaning of Section 3(3) of ERISA (a “Plan”) covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA or a multiemployer plan as defined in Section 4001(a)(3) of ERISA.  No Plan provides for post-employment or retiree welfare benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code.

Section 6.13           Broker’s or Finder’s Fees.  No agent, broker, Person or firm is, or will be, entitled to any commission or broker’s or finder’s fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement based upon arrangements made by Transferor, other than PK Consulting.  Transferor acknowledges and agrees that it shall be solely responsible for any fees or commissions due to PK Consulting in connection with the transactions contemplated by this Agreement.

Section 6.14           Insurance Coverage.  The Transferor has furnished or made available to the Acquirer, a list of, and true and complete copies of, all insurance policies covering the Acquired Assets, all of which are set forth in Section 6.14 of the Transferor

Disclosure Letter.  There is no material claim by Transferor pending under any of such policies as to which coverage has been denied or disputed by the underwriters of such policies or bonds.

Section 6.15           Accounts and Notes Receivable.  There are no accounts receivable or notes receivable owing to the Transferor being transferred or assigned to Acquirer pursuant to this Agreement.

Section 6.16           Preclinical Testing and Clinical Trials.  To the knowledge of the Transferor, the preclinical tests and clinical trials related to the Programs and the Product Candidates were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such clinical trial or human trial, as the case may be, and, to the knowledge of the Transferor, in compliance in all material respects with all applicable Laws, rules and regulations, including all public health and safety provisions of state law and regulations, Permits, governmental licenses, registrations, approvals, concessions, franchises, authorizations, Orders, injunctions and decrees.  To the knowledge of the Transferor, all Product Candidates used in the conduct of clinical trials through the Execution Date have been manufactured in compliance in all material respect with cGMPs.  To the knowledge of the Transferor, each regulatory filing made with respect to the Product Candidates (including the INDs therefor) were, at the time of filing, true, complete and accurate in all material respects.  No serious adverse event information has come to the attention of the Transferor relating to the clinical trials for the Product Candidates.  To the knowledge of the Transferor, the development of the Product Candidates has been conducted in compliance in all material respects with all applicable Laws, and the Transferor has not received any written notice which has, or reasonably should have, led it to believe that any of the INDs for same are not currently in good standing with the FDA.  The Transferor has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results of such preclinical tests and clinical trials.  The Transferor has not received any written notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical trials related to the Programs.  Notwithstanding the foregoing, the Acquirer acknowledges that the Transferor has had no involvement in the conduct of the preclinical and clinical trials related to the Programs and the Product Candidates, the preparation of any regulatory filings made in connection therewith, or the manufacture of any Product Candidate.

Section 6.17           Financial Statements.  Exhibit J hereto contains (a) a copy of Transferor’s unaudited Balance Sheet dated September 30, 2004, and (b) the unaudited Statement of Income of the Business for the period ended September 30, 2004 (collectively referred to as the “Financial Statements”).  Such Financial Statements (i) are in accordance with the books and records of Transferor, (ii) are accurate in all material respects, and (iii) fairly present, in all material respects, the financial condition and the results of operations of the Business as at and for the period ended September 30, 2004.

Section 6.18           Taxes.  Except as set forth in Section 6.18 of the Transferor Disclosure Letter, there are no security interests of any type on the Acquired Assets that have arisen in connection with any failure (or alleged failure) by the Transferor to pay any Tax and there are no judgments against Transferor for or with respect to any Taxes arising out of the operation of the Business.  The Transferor has filed or will file or cause to be filed, within the applicable period prescribed by law, all federal, provincial, local foreign or other tax returns, required by such law to be filed by Transferor with respect to the Business for all taxable periods ending on or prior to the Closing Date, or the Transferor has filed valid extensions of time for filing such tax returns.  Transferor has paid within the time and manner prescribed by law, all Taxes shown as due on all such tax returns, and (i) Transferor is not delinquent in the payment of any Taxes relating to the Business, (ii) no deficiencies for any Taxes have been asserted in writing against Transferor, and (iii) no such deficiencies have been threatened in writing.  There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Transferor , threatened against, Transferor is respect of Taxes relating to the Business, nor are there any material matters under discussion with any governmental authority relating to Taxes relating to the Business.

Section 6.19           Absence of Certain Changes and Events.  Except as set forth in Section 6.19 of the Transferor Disclosure Letter, since December 31, 2003, Transferor has conducted the Business only in the Ordinary Course of Business and no event, circumstance or condition has occurred that has caused a Material Adverse Effect.

Section 6.20           No Undisclosed Liabilities.  Except as disclosed in Section 6.20 of the Transferor Disclosure Letter, with respect to the Business, Transferor has no material Liability except for Liabilities reflected and reserved in the Financial Statements and current Liabilities incurred in the Ordinary Course of Business.

Section 6.21           Disclosure.  To the knowledge of the Transferor , there is no fact that has specific application to Transferor (other than general economic or industry conditions) and that would reasonably be likely to have a Material Adverse Effect on the Acquired Assets or Business that has not been set forth in this Agreement or in the Transferor Disclosure Letter.

Section 6.22           Affiliates.  Prior to the Closing Date, the Transferor shall deliver to Acquirer a letter identifying all persons who are “affiliates” of the Transferor for purposes of Rule 145 under the Securities Act.  The Transferor shall use its reasonable best efforts to cause each such person to deliver to Acquirer on or prior to the Closing Date a written agreement substantially in the form attached as Appendix K hereto.

ARTICLE VII

REPRESENTATIONS OF THE ACQUIRER

The Acquirer represents and warrants to the Transferor as follows:

Section 7.1                                      Existence and Good Standing; Authorization and Validity of Agreement.

(a)           The Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Acquirer is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or to be in good standing would not prevent, interfere or delay the Acquirer from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement. The Acquirer has the corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

(b)           The execution, delivery and performance by the Acquirer of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Acquirer and this Agreement has been, and the Ancillary Agreements to which it is a party when executed and delivered by the Acquirer will be, duly and validly executed and delivered and the valid and binding obligations of the Acquirer, enforceable against it in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Neither the execution, delivery and performance by the Acquirer of this Agreement or the Ancillary Agreements to which the Acquirer is a party, the consummation by the Acquirer of the transactions contemplated hereby or thereby, nor compliance by the Acquirer with any provision hereof or thereof will conflict with, result in any violation of, cause a default under (with or without due notice, lapse of time or both), give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under or result in the creation of any Encumbrance on or against any assets, rights or property of the Acquirer under any term, condition or provision of (x) any instrument or agreement to which the Acquirer is a party, or by which the Acquirer or any of its properties, assets or rights may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Acquirer or any of its properties, assets or rights, other than any such conflict, violation, default, right, loss or Encumbrance that would not prevent, interfere or delay the Acquirer from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, or conflict with or result in any violation of the Acquirer’s Certificate of Incorporation or Bylaws.  Other than the Order by the SEC declaring the Registration Statement effective under the Securities Act, no Permit, Order, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required to be made or obtained by Acquirer in connection with the execution, delivery and performance by the Acquirer of this Agreement or the Ancillary Agreements or the consummation by the Acquirer of the transactions contemplated hereby or thereby.  Acquirer is not and will not be required to obtain any consent from any Person, in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby.

Section 7.2             SEC Filings; Financial Statements; Compliance.

(a)           All reports, statements and other documents required to have been filed by the Acquirer with the SEC pursuant to the Securities Act or the Exchange Act (the “Acquirer SEC Documents”) have been so filed on a timely basis.  As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):  (i) each of the Acquirer SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Acquirer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           The financial statements contained in the Acquirer SEC Documents:  (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the financial position of Acquirer as of the respective dates thereof and the results of operations and cash flows of the Acquirer for the periods covered thereby.

(c)           Acquirer and, to the knowledge of Acquirer, each of its officers and directors are in compliance in all material respects with (A) the applicable provisions of Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such act or the Exchange Act as are currently in effect and (B) the applicable listing and corporate governance requirements of NASDAQ.

Section 7.3             Shares.

(a)           Acquirer has sufficient number of authorized but unissued shares of Common Stock reserved for issuance to complete the transactions contemplated by this Agreement.  The Shares have been duly authorized by all necessary corporate action on the part of the Acquirer, and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.

(b)           Upon consummation of the transactions contemplated by this Agreement, the Shares issued to the Transferor will be freely tradable under the Securities Act on NASDAQ without any volume or other restrictions thereon and without any registration or qualification of the resale thereof.

Section 7.4             Capitalization.  The authorized capital stock of the Acquirer consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, (a) 12,000,000 shares of Common Stock were issued and outstanding, (b) options to purchase 840,000 shares of Common Stock were outstanding, (c) no warrants to purchase shares of Common Stock were outstanding and (d) no shares of preferred stock of the Acquirer were issued and outstanding.

Section 7.5             Broker’s or Finder’s Fees.  No agent, broker, Person or firm is, or will be, entitled to any commission or broker’s or finder’s fees from any Party, or from any Affiliate of any Party, in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquirer.  Acquirer agrees to indemnify Transferor for any claims, losses or expenses incurred by Transferor as a result of the representation in this Section 7.5 being untrue.

ARTICLE VIII

ADDITIONAL AGREEMENTS

Section 8.1             Operation of Business.

(a)           Except as contemplated by this Agreement, the Transferor Disclosure Letter or any of the Ancillary Documents, as may be necessary to carry out any of the transactions contemplated by this Agreement or the Ancillary Agreements, as may be necessary to facilitate compliance with the requirements of any of the Assigned Contracts, or as consented to by the Acquirer, which consent shall not be unreasonably withheld, or as otherwise required by applicable Law, prior to the Closing, the Transferor shall not:

(i)                                     sell, lease, license, sublicense, encumber or dispose of any Acquired Assets, except in the ordinary course of business consistent with past practices;

(ii)                                  enter into any agreement or commitment or engage in any transaction which is not in the Ordinary Course of Business, other than agreements or commitments entered into in connection with the wind-down of the business and operations of the Transferor in a manner that does not materially and adversely alter the value of the Acquired Assets;

(iii)                               take any action to waive or compromise any material claims (whether or not asserted in any pending litigation) which are included in the Acquired Assets; or

(iv)                              agree in writing or otherwise to take any of the foregoing actions.

(b)           Except as contemplated by this Agreement, the Transferor Disclosure Letter or any of the Ancillary Documents, as may be necessary to carry out any of the transactions contemplated by this Agreement or the Ancillary Agreements, as may be necessary to facilitate compliance with the requirements of any of the Assigned Contracts, or as consented to by the Acquirer, which consent shall not be unreasonably withheld, or as otherwise required by applicable Law, prior to the Closing, the Transferor shall, conduct its operations in the Ordinary Course of Business, and shall:

(i)                                     report periodically to Acquirer concerning the status of its business, operations and finances;

(ii)                                  engage in no material involuntary terminations of management personnel without prior consultation with Acquirer;

(iii)                               use reasonable commercial efforts to maintain the Acquired Assets in a state of repair and condition that is consistent with the requirements and normal conduct of the Business;

(iv)                              use reasonable commercial efforts to keep in full force and effect, without amendment, all material rights relating to the Acquired Assets;

(v)                                 comply materially with all Laws applicable to the operations of the Business;

(vi)                              cooperate with Acquirer and assist Acquirer in identifying the permits and governmental authorization required by Acquirer to operate the Business from and after the Closing Date and either transferring existing permits and governmental authorities of Transferor to Acquirer, where permissible, or obtaining new permits and governmental authorizations for Acquirer; and

(vii)                           maintain all books and records of Transferor relating to the Business in the Ordinary Course of Business.

Section 8.2             Review of the Transferor.  Subject to the provisions of the Confidentiality Agreement and applicable Laws and regulations, prior to the Closing Date, Transferor will, after receiving reasonable advance notice from Acquirer, give Acquirer reasonable access to the premises, the books and records (excluding records which are attorney-client privileged or considered attorney work product) of the Transferor that relate to the Acquired Assets during normal working hours, for the sole purposes of enabling Acquirer (i) to further investigate, at Acquirer’s sole expense, the Acquired Assets and any other appropriate matters germane to the subject matter of this Agreement and the Ancillary Agreements and (ii) to verify the accuracy of the representations and warranties of the Transferor set forth in Section 6 or elsewhere in this Agreement.

Section 8.3             Access to Information; Further Action; Commercially Reasonable Efforts; Cooperation; Consents and Approvals.

(a)           Each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements (in each case, to the extent that the same is within the control of such Party), including, without limitation, (i) the obtaining of all necessary waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (ii) the defending of any lawsuits or any other legal Proceedings whether judicial or administrative, challenging this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby and (iii) causing the conditions set forth in Articles IX and X to be satisfied.

(b)           If, after the Closing, in order properly to operate the Acquired Assets or prepare documents or reports required to be filed with Governmental Authorities or the Acquirer’s consolidated financial statements, it is necessary that the Acquirer obtain additional information within the Transferor’s possession relating to the Assets (other than the Data and Records, which are covered by Sections 8.3(g) and (h) below), the Transferor will furnish or cause its representatives to furnish such information, at reasonable times and upon reasonable notice, to the Acquirer and its authorized representatives. The Transferor shall maintain and make available the information and records specified in this Section 8.3(b) for a period of five (5) years after the Closing Date.

(c)           If, after the Closing, in order to properly prepare documents or reports required to be filed with Governmental Authorities or Transferor’s financial statements, it is necessary that the Transferor obtain additional information within the Acquirer’s possession relating to the Assets (other than the Data and Records, which are covered by Sections 8.3(g) and (h) below), the Acquirer will furnish or cause its representative to furnish, at reasonable times and upon reasonable notice, such information to the Transferor and its authorized representatives. The Acquirer shall maintain and make available the information and records specified in this Section 8.3(c) for a period of five (5) years after the Closing Date.

(d)           Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary, each Party shall use commercially reasonable efforts to promptly take all such action.

(e)           The Transferor agrees that, if reasonably requested by the Acquirer, it will cooperate with the Acquirer, at the Acquirer’s expense, in enforcing the terms of any agreements between the Transferor and any Third Party involving the Programs or the Product Candidates, including, without limitation, terms relating to confidentiality and the protection of the Assigned Intellectual Property rights. In the event that the Acquirer is unable to enforce its Assigned Intellectual Property rights against a Third Party as a result of a rule or Law barring enforcement of such rights by a transferee of such rights, the Transferor agrees to reasonably cooperate with the Acquirer by assigning to the Acquirer such rights as may be required by the Acquirer to enforce its Assigned Intellectual Property rights in its own name. If such assignment still does not permit the Acquirer to enforce its Assigned Intellectual Property rights against the Third Party, the Transferor agrees to initiate proceedings against such Third Party in the Transferor’s name, provided that the Acquirer shall be entitled to participate in such Proceedings and provided further that the Acquirer shall be responsible for the expenses, that may be incurred by the Transferor related to such proceedings.

(f)            To the extent that any Transferor or the Acquirer identifies assets after the Closing that were not included as part of the Acquired Assets, but the absence of which would constitute a breach or inaccuracy of the representation contained in this Agreement.  The Transferor shall transfer all of its right, title and interest in such assets to the Acquirer, with such transfer to be completed as promptly as commercially reasonable after such identification.

(g)           The Parties will cooperate and work together to allocate the Data, Records and Materials in accordance with this Section 8.3(g).  If certain Data, Records or Materials relate primarily to the Programs and the Product Candidates, then possession of such Data, Records and/or Materials will be transferred to the Acquirer within a reasonable time period after such relation is determined and in any event within forty-five (45) days after the Closing Date, except that the Transferor may redact any information contained in such Data or Records that does not pertain primarily to the Programs and the Product Candidates and the Transferor may make at its own expense and retain electronic copies or photocopies of the portions of such Data and Records that do not pertain exclusively to the Programs and the Product Candidates. If, on the other hand, certain Data, Records or Materials do not relate primarily to the Programs and the Product Candidates, then possession of such Data, Records and Materials will be retained by the Transferor, within a reasonable time period after such relation is determined and in any event within forty-five (45) days after the Closing Date, except that the Acquirer may redact any information contained in such Data or Records that pertains exclusively to the Programs and the Product Candidates, and the Acquirer may make at its expense and retain electronic copies or photocopies of the portions of such documents that pertain primarily to the Programs and the Product Candidates.

(h)           If either Party requires access for legal or regulatory purposes to original copies of any Data or Records that have been transferred to or retained by the other Party, the Party in possession of such originals will make such originals available to the other Party on a temporary basis on such Party’s reasonable request. The Party receiving such originals will return them to the Party that provided them as promptly as practicable and in any event promptly after they are no longer need for such legal or regulatory purpose.

(i)            Subject to the provisions of Section 3.2(b) of this Agreement, neither the Transferor nor the Acquirer, nor any of the Acquirer’s subsidiaries or affiliates, shall take any action, or fail to take any action, that may adversely affect the treatment of the transfer and acquisition of the Acquired Assets from qualifying as a reorganization under section 368(a)(1)(C) of the Code.  The Transferor and the Acquirer shall, and Acquirer shall cause its subsidiaries or other affiliates to, take the position for all purposes that the transfer and acquisition of the Acquired Assets qualifies as a reorganization under section 368(a)(1)(C) of the Code.

Section 8.4             Public Disclosure.  Except as otherwise required by applicable Law or regulation, each Party shall consult with the other Party and obtain such other Party’s consent, which consent shall not be unreasonably withheld, before issuing any press release or otherwise making any public statements with respect to this Agreement or the matters contained herein and will not issue any such press release or make any such statement prior to such consultation and agreement.  This Section 8.4 shall survive any termination of this Agreement.

Section 8.5             Apportionment.  All real property and personal property Taxes, assessments and similar governmental charges levied with respect to the Acquired Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between the pre-Closing Tax period and the post-Closing Tax period as of the Closing Date on a per diem basis.  Thereafter, the Transferor shall notify the Acquirer upon receipt of any bill for real or personal property Taxes or similar charges relating to the Acquired Assets, part or all of which are attributable to any post-Closing Tax period, and shall promptly deliver such Tax bill to the Acquirer who shall pay the same to the appropriate governmental authority; provided that if such bill covers the pre-Closing period, the Transferor shall also remit to the Acquirer, prior to the due date of such Tax bill, payment for the proportionate amount of such bill that is attributable to the pre-Closing period.  If either the Transferor or the Acquirer shall make a payment for which such Party is entitled to have such payment made by the other Party under this Section, the other Party shall make reimbursement promptly but in no event later than 15 Business Days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.  Any payment between the Parties required under this Section shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day from the date the relevant Tax is due to be paid to the Tax authority until paid.

Section 8.6             Confidentiality.  The Parties have previously executed the mutual non-disclosure agreement dated December 14, 2004 (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.  In addition, the Parties agree that the terms and conditions of the transactions contemplated by this Agreement, the information exchanged in connection with the execution hereof and the consummation of the transactions contemplated hereby shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement.

Section 8.7             No Right to Continued Employment or Benefits..  No provision in this Agreement shall create any Third Party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason, including, without limitation, in respect of continued, resumed or new employment with the Transferor or the Acquirer (or any Affiliate of the Transferor or the Acquirer) or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by the Transferors, the Acquirer or any Affiliate of the Transferor or the Acquirer. Except as otherwise expressly provided in this Agreement, the Acquirer is not under any obligation to hire any employee of the Transferor, provide any employee with any particular benefits, or make any payments or provide any benefits to those employees of the Transferor whom a Buyer chooses not to employ.

Section 8.8             Cooperation.

(a)           The Transferor covenants and agrees that, during the period between the date hereof and the Closing, the Transferor shall promptly inform Acquirer in writing of any material breaches of the representations and warranties contained in Article VI or any material breach of any covenant of the Transferor.

(b)           The Acquirer covenants and agrees that, during the period between the date hereof and the Closing, the Acquirer shall promptly inform Transferor in writing of any material breaches of the representations and warranties contained in Article VII or any material breach of any covenant of the Acquirer.

Section 8.9             Consents; Releases.  Acquirer will cooperate with Transferor, and will provide Transferor with such assistance as Transferor may reasonably request, for the purpose of arranging for Transferor to be released and discharged from its obligations and other liabilities under the Assigned Contracts.

Section 8.10           Possession of the Assets.  Acquirer will make all necessary arrangements for Acquirer to take possession of the Acquired Assets (other than intangible assets), and, at Acquirer’s expense, to transfer the same to a location operated by Acquirer, promptly, but in no event later than 30 days following the Closing.

Section 8.11           Non-Solicitation.  Prior to the Closing, the Transferor will not solicit or initiate the submission of any proposal or offer from any Person relating to the acquisition of any portion of the Acquired Assets or as to all or substantially all of the capital stock or assets of the Transferor (including, without limitation, any acquisition structured as a merger, consolidation, or share exchange), provided, however, that the Transferor and its directors and officers will remain free to participate in any unsolicited discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

Section 8.12           Ownership of Intellectual Property Developed by Transferor Employees.  The Transferor acknowledges that each current employee of the Transferor has executed and delivered to the Transferor an Employee Non-Disclosure, Inventions Assignment and Non-Compete Agreement (the “Inventions Assignment Agreements”), copies of which have been provided to the Acquirer, and each of which is included in the Assigned Contracts.  In the event of a dispute between the Transferor and any such employee regarding the ownership of any such Intellectual Property or such Inventions covered by the Inventions Assignment Agreements, the Acquirer shall have the right to take any actions, on the Transferor’s behalf, that are deemed appropriate by the Acquirer (in its sole discretion) to resolve any such dispute, including without limitation litigation of such dispute; and provided further that the Transferor shall reasonably cooperate with the Acquirer with respect to such actions, with any and all costs and out-of-pocket costs of the Transferor incurred in connection with such cooperation, including, without limitation in connection with any litigation, to be paid by the Acquirer.

Section 8.13           Diligent Efforts.

(a)           Acquirer covenants and agrees that it shall use commercially reasonable, diligent efforts to develop and effect introduction of the Product Candidates into the commercial markets as soon as reasonably practicable, consistent with sound and reasonable business practice and judgment; provided, however, that nothing in this Section 8.13(a) shall require the Acquirer to continue with the research, development and commercialization of any Product Candidate if the Acquirer makes a good faith determination that continuing the development thereof would not be commercially reasonable.

(b)           Acquirer further covenants and agrees that it shall use commercially reasonable, diligent efforts to enter into the Eisai License Agreement prior to the expiration of the 12-month period referred to in Section 3.1(d) hereof, provided, however, that nothing in this Section 8.13(b) shall require the Acquirer to enter into the Eisai License Agreement if the Acquirer makes a good faith determination that entering into said agreement would not be commercially reasonable.

Section 8.14           No Issuance of Additional Shares.  Acquirer covenants and agrees that except in connection with the IPO, and pursuant to any stock options outstanding as of the Execution Date, it will not, prior to the Closing, issue additional shares of its Common Stock, or any options or other rights with respect thereto.

Section 8.15           SEC Rule 144 Reporting.  With a view to making available to the Transferor and its stockholders (the “Holders”) the benefits of certain rules and regulations of the SEC regarding transfer of the Shares, for a period of two years following the effective date of the IPO, the Acquirer will use its reasonable best efforts to:

(a)           Make and keep adequate current public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           Furnish to such Holder promptly upon request: a written statement by the Acquirer as to its compliance with the reporting and public information requirements of SEC Rule 144 and the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF THE ACQUIRER

Section 9.1             Conditions to the Acquirer’s Obligations.  The obligations of the Acquirer to purchase the Acquired Assets and to take the other actions required to be taken by Acquirer at the Closing hereunder are conditioned upon the satisfaction or waiver in writing (subject to applicable Law), on or prior to the Closing Date, of the following conditions:

(a)           Closing of Initial Public Offering.  The Registration Statement shall have been declared effective by the SEC, and the Acquirer’s IPO shall have closed.

(b)           Representations and Warranties.  The representations and warranties of Transferor contained in Article VI (and any representations and warranties of Transferor set forth in the Ancillary Agreements) qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the date hereof and the Closing Date, as if made on such date (except for such representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Transferor contained in Article VI (and any representations and warranties of the Transferor set forth in the Ancillary Agreements) that are not so qualified shall be true and correct in all material respects as of the Closing Date, as if made on such date (except for such representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date); provided, however, that, for purposes of this Section 9.1(b), any inaccuracies in the representations and warranties of the Transferor will be disregarded unless all such inaccuracies, considered collectively, would have a Material Adverse Effect.  Transferor shall have delivered to the Acquirer a certificate, dated as of the Closing Date and signed by Transferor’s President (the “Transferor Closing Certificate”), confirming that the conditions set forth in this Section 9.1(b) have been satisfied.

(c)           Performance of Agreements.  Each and all of the agreements of the Transferor to be performed on or prior to the Closing pursuant to the terms hereof shall have been duly performed in all material respects, and the Transferor Closing Certificate shall confirm that the conditions set forth in this Section 9.1(c) have been satisfied.

(d)           Consents and Approvals.  Acquirer shall have received the documents required to be delivered by Transferor to Acquirer pursuant to Section 4.2.

(e)           No Injunction.  No court or other Governmental Authority of competent jurisdiction shall have issued an order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

(f)            Statutes.  No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby and shall remain in effect.

(g)           Governmental Approvals.  All material governmental and other material consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

ARTICLE X

CONDITIONS TO THE OBLIGATIONS OF THE TRANSFEROR

Section 10.1           Conditions to the Transferor’s Obligations.  The obligations of the Transferor to consummate the Closing are conditioned upon the satisfaction or waiver in writing (subject to applicable Law), on or prior to the Closing Date, of the following conditions:

(a)           The Registration Statement relating to the sale of the Shares to be delivered to the Transferor as consideration under Section 3.1(a) shall have been declared effective by the SEC, the Acquirer’s IPO shall have closed, and the Shares delivered as Consideration under Section 3.1(a) shall be freely tradable under the Securities Act and listed for trading on NASDAQ without any volume limitations or other restrictions thereon (except as provided in any contractual lock-up agreement entered into by the Transferor and its Affiliates in connection with the IPO and any restrictions contained in any applicable Law) and without any further registration or qualification of the resale thereof by the Transferor or any of it Affiliates except as contained in Rule 145 of the Securities Act and any other applicable provision of the Securities Act, the Exchange Act or applicable Law.

(b)           Representations and Warranties.  The representations and warranties of Acquirer contained in Article VII (and any representations and warranties of Acquirer set forth in the Ancillary Agreements) qualified by materiality shall be true and correct in all respects, except for such exceptions as are permitted by this Agreement, without further qualification as of the Closing Date, as if made on such date (except for such representations and warranties that relate to a specific date, which shall be true and correct in all respects as of such date), and all representations and warranties of the Acquirer contained in Article VII (and any representations and warranties of Acquirer set forth in the Ancillary Agreements) that are not so qualified shall be true and correct in all material respects as of the Closing Date, as if made on such date (except for such representations and warranties that relate to a specific date, which shall be true and correct in all material respects as of such date) with only such exceptions as are permitted by this Agreement or which, individually or in the aggregate, would not (i) have a material adverse effect on the business, capitalization, assets (tangible or intangible), liabilities or operations of the Acquirer or (ii) prevent, interfere or delay the Acquirer from performing its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement. Acquirer shall have delivered to Transferor a certificate, dated as of the Closing Date and signed by the Acquirer’s President (the “Acquirer Closing Certificate”), confirming that the conditions set forth in this Section 10.1(a) have been satisfied.

(c)           Performance of Agreements.  Each and all of the agreements of the Acquirer to be performed on or prior to the Closing pursuant to the terms hereof and the Ancillary Agreements shall have been duly performed in all material respects, and the Acquirer Closing Certificate shall confirm that the conditions set forth in this Section 10.1(b) have been satisfied.

(d)           Consents and Approvals.  Transferor shall have received the documents required to be delivered by Acquirer to Transferor pursuant to Section 4.3.

(e)           Payment of Acquisition Price.  Acquirer shall have paid to the Transferor (subject to Section 4.3(iii)) the Acquisition Price in accordance with Section 3.1(a).

(f)            No Injunction.  No court or other Governmental Authority of competent jurisdiction shall have issued an order or stay pending appeal which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

(g)           Statutes.  No Law of any kind shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, or has the effect of making illegal, the consummation of the transactions contemplated hereby and shall remain in effect.

(h)           Governmental Approvals.  All material governmental and other material consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

ARTICLE XI

TERMINATION

Section 11.1           Events of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Parties;

(b)           by any Party, if the Closing Date shall not have occurred by June 30, 2005; provided, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing Date to occur on or before such date;

(c)           by the Transferor if (i) there shall have been a material breach on the part of Acquirer of any of its representations, warranties or covenants such that the conditions set forth in Section 10.1 would not be satisfied as of the time of such breach, (ii) Transferor shall have given written notice of such breach to Acquirer, (iii) at least twenty days shall have elapsed since the delivery of such written notice to Acquirer and (iv) such breach shall not have been cured in all material respects; provided that Transferor may not terminate this Agreement pursuant to this Section 11.1(c) if it shall have willfully and materially breached this Agreement;

(d)           by the Acquirer if (i) there shall have been a material breach on the part of Transferor of any of its representations, warranties or covenants such that the conditions set forth in Section 9.1 would not be satisfied as of the time of such breach, (ii) Acquirer shall have given written notice of such breach to Transferor, (iii) at least twenty days shall have elapsed since the delivery of such written notice to Transferor and (iv) such breach shall not have been cured in all material respects; provided that the Acquirer may not terminate this Agreement pursuant to this Section 11.1(d) if it shall have willfully and materially breached this Agreement;

(e)           by the Acquirer, if the Acquirer makes a determination to withdraw the Registration Statement and terminates its IPO;

(f)            by any Party, if there shall be any Law of any Governmental Authority that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree of any competent authority prohibiting such transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

If either Party wishes to terminate this Agreement pursuant to this Section 11.1, such Party will deliver to the other Party a written termination notification stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

Section 11.2           Effect of Termination.

(a)           Except as otherwise provided in this Section 11.2, in the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the Parties under this Agreement shall terminate without further liability or obligation of any Party to any other Party hereunder except for those provisions that expressly survive the termination of this Agreement; provided, that (i) the Parties will remain bound by the provisions of the Confidentiality Agreement and (ii) no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (A) failure of such Party to have performed its obligations hereunder in any respect or (B) any knowing misrepresentation made by such Party of any matter set forth herein.

(b)           This Section 11.2 shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1           Expenses; Fees.  Except as otherwise set forth in the Agreement, the Parties shall pay all of their own expenses relating to the transactions contemplated by this Agreement.

Section 12.2           APPLICABLE LAW.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 12.3           JURISDICTION; WAIVER OF JURY TRIAL.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE COURTS OF THE STATE OF NEW JERSEY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW JERSEY WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.4           Captions; Headings.  The Article and Section captions and the headings set forth herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 12.5           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopy and a confirmation of transmission is obtained, as follows:

(a)           if to the Transferor, to:

Alteris Therapeutics, Inc.
416 South 10th Street
Philadelphia, PA  19147
Facsimile:  (215) 923-0567
Attention:  Dr. Albert J. Wong, Interim President

with a copy to:

Duane Morris LLP
One Liberty Place
Philadelphia, PA  19103-7396
Facsimile:  (215) 979-1020
Attention:  Kathleen M. Shay, Esq.

(b)           if to the Acquirer, to:

Celldex Therapeutics, Inc.
519 Route 173 West
Bloomsbury, NJ  08804
Facsimile:  (908) 713-6002
Attention:  Anthony S. Marucci, Vice President

with a copy to:

Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, NY  10169
Facsimile:  (212) 818-9607
Attention:  Dwight A. Kinsey, Esq.

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties.  All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third Business Day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

Section 12.6           Assignment; Parties in Interest.  This Agreement may not be transferred, assigned, pledged or hypothecated by any Party (whether voluntarily, involuntarily, by way of merger or otherwise) to any other Person without the prior written consent of the other Party except that Transferor may assign without the prior written consent of Acquirer its rights to receive the Acquisition Price.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.7           Counterparts.  This Agreement may be executed in three (3) or more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

Section 12.8           Entire Agreement.  This Agreement, including the exhibits, schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement, contains the entire understanding of the Parties with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

Section 12.9           Severability; Enforcement.  The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by Law, and each Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

Section 12.10         Amendments; Waiver.  This Agreement may not be changed orally, but only by an agreement in writing signed by all Parties.  Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the Parties.  The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

Section 12.11         No Strict Construction.  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 12.12         Pronouns.  As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

Section 12.13         No Third Party Beneficiaries.  Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations or liabilities whatsoever.

Section 12.14         No Joint Venture.  No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party’s behalf except as may be expressly permitted hereunder or in writing by such other party.  Each Party shall be solely responsible for the actions of all its respective employees, agents and representatives.

Section 12.15         Specific Performance.  The transactions contemplated by this Agreement are unique transactions and any failure on the part of any Party to complete the transactions contemplated by this Agreement or any of the Ancillary Agreements on the terms of this Agreement or any of the Ancillary Agreements will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement or any of the Ancillary Agreements would cause the non-breaching Party irreparable harm.  Accordingly, in addition to and not in limitation of any other remedies available to the non-breaching Party for a breach or threatened breach of this Agreement or any of the Ancillary Agreements, such Party will be entitled to specific performance of this Agreement or any of the Ancillary Agreements upon any breach by the other Party, and to an injunction restraining any such party from such breach or threatened breach.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its officers thereunto duly authorized, all as of the day and year first above written.

CELLDEX THERAPEUTICS, INC.

By:
	Name:	Michael W. Fanger
	Title:	President and Chief Executive Officer

ALTERIS THERAPEUTICS, INC.

By:
	Name:	Dr. Albert J. Wong
	Title:	Interim President

APPENDIX A

Bill of Sale

BILL OF SALE, effective as of 12:01 a.m. (Eastern Standard Time) on                                   , 2005, from Alteris Therapeutics, Inc., a Delaware corporation (“Transferor”), to Celldex Therapeutics, Inc., a Delaware corporation (“Acquirer”).

RECITAL

Transferor is executing and delivering this Bill of Sale to Acquirer for the purpose of selling, assigning, transferring, and delivering to, and vesting in, the Acquirer all right, title and interest of the Transferor in and to the Acquired Assets (such term and all other capitalized terms used without definition herein having the means ascribed thereto in the Asset Purchase Agreement dated as of January       , 2005, by and between Transferor and Acquirer (the “Purchase Agreement”)).

AGREEMENT

Section 1.       Sale and Transfer of Acquired Assets.  In consideration of the premises contained herein and for the other good and valuable consideration specified in the Purchase Agreement, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.1 of the Purchase Agreement, Transferor hereby sells, transfers, assigns, conveys, grants and delivers to, and vests in, Acquirer and its successors and assigns forever, effective as of 12:01 a.m. (Eastern Standard Time) on                             , 2005 (the “Effective Time”), all of Transferor’s right, title and interest in and to all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

TO HAVE AND TO HOLD all of the Acquired Assets unto Acquirer and its successors and assigns forever.

Section 2.       Power of Attorney.  Without limiting Section 3 hereof, Transferor hereby constitutes and appoints Acquirer, its successors and assigns, the true and lawful agent(s) and attorney(s) in fact of Transferor, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Transferor but on behalf and for the benefit of Acquirer and its successors and assigns, from time to time:

(a)   to demand, receive and collect any and all of the Acquired Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)   to institute and prosecute, in the name of Transferor or otherwise, any and all proceedings at law, in equity or otherwise, that Acquirer or its successors and assigns may deem proper in order to collect or reduce to possession any of the Acquired Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)   to do all things legally permissible, required or reasonably deemed by Acquirer to be required to recover and collect the Acquired Assets and to use Transferor’s name in such manner as Acquirer may reasonably deem necessary for the collection and recovery of same,

Transferor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Transferor.

Notwithstanding the foregoing, prior to exercising any rights under this Section 2, Assignee shall first notify Assignor of such intent and shall use commercially reasonable efforts to provide Assignor with the opportunity to act under Section 3 hereof.

2

Section 3.       Further Actions.  Transferor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Acquirer, Transferor will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, or delivered, all and every such further acts, instruments, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably requested by Acquirer in order to more effectively sell, assign, transfer, and convey to, and vest in, Acquirer and its successors and assigns, or to aid and assist Acquirer in reducing to possession and use, any or all of the Acquired Assets, all at the sole cost and expense of Transferor.

Section 4.       Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Transferor’s representations, warranties, covenants, agreements and indemnities relating to the Acquired Assets, are incorporated herein by this reference.  Transferor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

Section 5.       Parties in Interest.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than Transferor and Acquirer, and their respective successors and assigns, any rights or remedies by reason of this Bill of Sale.

3

Section 6.                    Binding Effect.  This Bill of Sale is executed by, and shall be binding upon, Transferor and its successors and assigns, for the uses and purposes above set forth and referred to, as of the effective date thereof.

Section 7.                    Governing Law.  This Bill of Sale shall be governed by the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

Section 8.                    Execution.  The delivery of this Bill of Sale and the signature pages hereof by facsimile transmission shall constitute effective execution and delivery of this Bill of Sale by Transferor and may be used in lieu of the original Bill of Sale for all purposes.  Signature of the Transferor transmitted by facsimile shall be deemed to be Transferor’s original signature for all purposes.

IN WITNESS WHEREOF, Transferor has caused this Bill of Sale to be signed as of the date set forth above.

ALTERIS THERAPEUTICS, INC.

By:
	Name:	Dr. Albert J. Wong
	Title:	Interim President

ACKNOWLEDGED AND AGREED TO:

CELLDEX THERAPEUTICS, INC.

By:
Dr. Michael W. Fanger
President

4

APPENDIX B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) effective as of 12:01 a.m. (Eastern Standard Time) on                                   , 2005, by and between Alteris Therapeutics, Inc., a Delaware corporation (the “Assignor”), and Celldex Therapeutics, Inc., a Delaware corporation (“Assignee”). Capitalized terms used herein without definition having the meanings given such terms in the Purchase Agreement (as defined below).

FOR VALUE RECEIVED, Assignor, in accordance with that certain Asset Purchase Agreement dated as of January     , 2005 (the “Purchase Agreement”) by and among Assignor and Assignee, hereby assigns, transfers and sets over unto Assignee its right, title and interest, legal and equitable in and to all of the Assigned Contracts, including those set forth on Schedule I hereto (the “Assumed Contracts”), free and clear of all Encumbrances other than Permitted Encumbrances and the other Assumed Liabilities.  Assignee hereby accepts the assignment of the Assumed Contracts and the other Assumed Liabilities and hereby assumes and agrees to pay, perform and discharge the Assumed Contracts and the other Assumed Liabilities.  Assignee hereby states that assumption by Assignee of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against Assignee as compared to the rights or remedies which such parties would have had against Assignor had the assumption of the Assumed Liabilities by Assignee not taken place.  Assignee further states that nothing contained herein shall be deemed to foreclose Assignee from contesting in good faith Assignor’s or Assignee’s duties and liabilities to third parties relating to the Assumed Contacts or the other Assumed Liabilities.

Each Party, for itself and its successors and assigns, hereby covenants and agrees that, at any time(s) and from time to time after delivery of this instrument, at a Party’s request, but without further consideration, such other Party will do, execute, acknowledge or deliver, or will cause to be done, executed, acknowledged or delivered, all such further acknowledgments, deeds, conveyances, transfers, and similar instruments of assignment as may be reasonable and necessary for the conveying, assigning, transferring, confirming or vesting in Assignee, and the assumption by Assignee of, any of the Assumed Contracts or other Assumed Liabilities.

The principal purpose of this Assignment and Assumption Agreement is to aid in the implementation of the Purchase Agreement and, therefore, this Assignment and Assumption Agreement incorporates and is subject to the provisions of the Purchase Agreement, all of which are incorporated herein by reference.  In the event that any provision of this Assignment and Assumption Agreement is found to be inconsistent with the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall control.

This instrument is executed by, and shall be binding upon Assignor and Assignee, and their respective successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Assignee and Assignor and their respective successors and assigns.

This instrument shall be governed by and construed and enforced in accordance with the laws (other than those governing conflict of law questions) of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers, effective as of                                    , 2005.

ASSIGNOR:

ALTERIS THERAPEUTICS, INC.

By:
Name: Dr. Albert J. Wong
Title: Interim President

ASSIGNEE:

CELLDEX THERAPEUTICS, INC.

By:
Name:Dr. Michael W. Fanger
Title:President and Chief Executive Officer

SCHEDULE I

Assumed Contracts

1.               The Company has entered into three License Agreements with Thomas Jefferson University (“TJU”) with respect to the license to the Company of the patents set forth in Section 6.9(a) of the Schedule under “Patents,” which list TJU as the assignee of such patents.  Each of the License Agreements is effective as of February 1, 2003.

2.               The Company has entered into a License Agreement with Duke University (“Duke”) and The Johns Hopkins University (“JHU”) with respect to the license to the Company of the patent set forth in Section 6.9(a) of the Schedule under “Patents,” which lists Duke and JHU as the assignees of such patent.  The License Agreement is effective as of December 31, 2003.

3.               Confidential Disclosure Agreement dated October 7, 2004 between the Company and Chiltern International, Inc.

4.               Confidentiality Agreement dated September 6, 2004 between IBEX Technologies, Inc. and the Company.

5.               Mutual Confidentiality Agreement entered into on August 4, 2004 and August 6, 2004 between the Company and Plexus Ventures, LLC.

6.               Mutual Confidentiality Agreement dated April 22, 2004 among the Company, Eisai Medical Research, Inc. and Eisai Research Institute of Boston, Inc.

7.               Mutual Confidentiality Agreement dated January 28, 2004 and January 22, 2004 between MacroGenics, Inc. and the Company.

8.               Nondisclosure Agreement dated November 24, 2003 between the Company and Renee Bailey.

9.               Confidentiality Agreement dated October 28, 2003 between GendeLLindheim BioCom Partners, LLC and the Company.

10.         Nondisclosure Agreement dated July 29, 2003 between the Company and Mohan Philip, Ph.D.

11.         Confidential Disclosure Agreement dated May 29, 2003 between VaxInnate Corporation and the Company.

12.         Employee Services Agreement dated March 1, 2003 between the Company and Message Pharmaceuticals, Inc.

13.         Consulting Services Agreement dated December 30, 2003 between the Company and Tony Giordano, Ph.D.

14.         Director’s Agreement dated December 30, 2003 between the Company and Tony Giordano, Ph.D.

15.         Consulting Services Agreement dated October 16, 2003 between the Company and Tony Giordano, Ph.D.

16.         Consultancy and Confidentiality Agreement dated January 15, 2003 between Tony Giordano, Ph.D. and the Company.

17.         Consultancy and Confidentiality Agreement dated April 7, 2002 between Donald O’Rourke, M.D. and the Company.

18.         Consultancy and Confidentiality Agreement dated January 1, 2003 between Albert Wong, M.D. and the Company.

19.         Consultancy and Confidentiality Agreement dated May 24, 2004 between Jennifer Bergheiser, MBA and the Company.

20.         Consultancy and Confidentiality Agreement dated October 1, 2003 between Donald O’Rourke, M.D. and the Company.

21.         Consulting and Confidentiality Agreement dated July 1, 2004 between the Company and Andrew K. Godwin.

22.         Consulting Services Agreement dated December 30, 2003 between the Company and Nelson BioPartnering LLC.

23.         Consulting Services Agreement dated October 3, 2003 between the Company and Nelson BioPartnering LLC.

24.         Consultancy and Confidentiality Agreement dated July 6, 2004 between the Company and John Sampson, M.D., Ph.D.

25.         Consulting and Confidentiality Agreement dated October 15, 2004 between Sangheeta Singh and the Company

26.         Consulting and Confidentiality Agreement dated January 1, 2003 between Sangheeta Singh and the Company.

27.         Employee Non-Disclosure, Invention Assignment and Non-Compete Agreement dated June 2, 2003 between the Company and Yi-Shun Lin.

28.         Employee Non-Disclosure, Invention Assignment and Non-Compete Agreement dated June 1, 2003 between the Company and Ron Gervais.

29.         Employee Non-Disclosure, Invention Assignment and Non-Compete Agreement between the Company and Bryan Hoffman.

30.         Employee Non-Disclosure, Invention Assignment and Non-Compete Agreement dated August 18, 2003 between the Company and Mike Woods.

State of	)
) ss.:
County of	)

On this      day of                                           , 2005, before me,                                   , personally appeared Dr. Albert J. Wong, Interim President of Alteris Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

State of	)
) ss.:
County of	)

On this      day of                                           , 2005, before me,                                   , personally appeared Dr. Michael W. Fanger, President of Celldex Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

APPENDIX C

Trademark Assignment Agreement

TRADEMARK ASSIGNMENT AGREEMENT effective as of 12:01 a.m. (Easter Standard Time) the              day of                                 , 2005, by Alteris Therapeutics, Inc., a Delaware corporation, with its principal place of business at 416 South 10th Street, Philadelphia, PA  19147 (“Assignor”), to Celldex Therapeutics, Inc., a Delaware corporation, with its principal place of business at 519 Route 173 West, Bloomsbury, NY  08804 (“Assignee”).

RECITAL

Assignee and Assignor are parties to an Asset Purchase Agreement dated as of January     , 2005 (the “Purchase Agreement”), pursuant to which Assignor has agreed to transfer to Assignee and Assignee has agreed to acquire from Assignor the Acquired Assets (as defined in the Purchase Agreement), including without limitation the Trademarks (as defined in the Purchase Agreement) of Assignor.  Pursuant to the Purchase Agreement, Assignor has agreed to execute such instruments as the Assignee may reasonably request in order to more effectively assign, transfer, grant, convey, assure and confirm to Assignee and its successors and assigns, or to aid and assist in the collection of or reducing to possession by the Assignee of, all of such assets.

In accordance therewith, Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of Assignor’s worldwide right, title and interest in, to and under Assignor’s registered and unregistered Trademarks, including without limitation the Trademarks listed on Schedule A annexed hereto and incorporated herein by reference.

AGREEMENT

1.                                       Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.                                       Transfer and Assignment of Trademarks. Assignor, as partial consideration for the payment by the Assignee of the consideration set forth in the Purchase Agreement, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, and Assignee hereby accepts the transfer and assignment of, all of Assignor’s worldwide right, title and interest in, to and under the Trademarks, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of any Trademark, whether arising prior to or subsequent to the date of this Trademark Assignment Agreement, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States, Canada and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Trademark Assignment Agreement not been made.

3.                                       Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Trademarks, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.                                       Power of Attorney. Assignor hereby constitutes and appoints the Assignee, its successors and assigns, the true and lawful attorneys of Assignor, with full power of substitution in the name, place and stead of Assignor or otherwise, but on behalf and for the benefit of the Assignee, its successors and assigns, to enforce the Trademarks, and from time to time to institute and prosecute, in the name of Assignor or otherwise, any and all proceedings at law, in equity or otherwise, which the Assignee, its successors and assigns, may deem proper in order to assert or enforce any claim or right arising out of the Trademarks; and to defend and compromise any and all actions, suits or proceedings in respect of the Trademarks and to do any and all acts and things in relation to the Trademarks that the Assignee, its successors and assigns, shall deem advisable, Assignor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Assignor, its dissolution or operation of law, or in any other manner or for any reason whatsoever.  Notwithstanding the foregoing, prior to exercising any rights under this Section 4, Assignee shall first notify Assignor of such intent and shall use commercially reasonable efforts to provide Assignor with the opportunity to act under Section 5 hereof.

5.                                       Further Actions.  Assignor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time after delivery of this instrument, at the Assignee’s request but without further consideration, Assignor will do, execute, acknowledge or deliver, or will cause to be done, execute, acknowledged or delivered, all such further acknowledgments, deeds, conveyances, transfers, instruments of assignment and other actions as may be reasonably requested by Assignee for the conveying, assigning, transferring, confirming or vesting in the Assignee, any of the Trademarks.  Assignee, for itself and its successors and assigns, hereby covenants and agrees that, within thirty (30) days after the delivery of this instrument, Assignee will make all necessary filings with the United States Patent and Trademark Office and other appropriate Governmental Authorities (as defined in the Purchase Agreement) to effectuate the assignment of the Trademarks to Assignee.

6.                                       Successors and Assigns.  This instrument is executed by, and shall be binding upon, Assignor and the Assignee, and their respective successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Assignor and the Assignee and their respective successors and assigns.

7.                                       Governing Law.  Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Trademark Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Trademark Assignment Agreement as of the date first above written.

ASSIGNOR:

ALTERIS THERAPEUTICS, INC.

By:
Name: Dr. Albert J. Wong
Title: Interim President

ASSIGNEE:

CELLDEX THERAPEUTICS, INC.

By:
Name: Dr. Michael W. Fanger
Title: President

3

State of	)
) ss.:
County of	)

On this      day of                           , 2005, before me,                                   , personally appeared Dr. Albert J. Wong, Interim President of Alteris Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

State of	)
) ss.:
County of	)

On this      day of                                           , 2005, before me,                                   , personally appeared Dr. Michael W. Fanger, President of Celldex Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

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SCHEDULE A

Registered Servicemarks and Trademarks

Servicemark or Trademark	U.S. or Canadian Registration No.	Registration Date

Unregistered Servicemarks and Trademarks

Pending Servicemark or Trademark Applications

Servicemark or Trademark	Application No.	Application Date

Trade Names

URLs or Internet Domain Names

Pending URL or Internet Domain Name Applications

General Intangibles

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APPENDIX D

Assignment of Intangible Assets

This ASSIGNMENT effective as of 12:01 a.m. (Eastern Standard Time) on the              day of                                 , 2005, by Alteris Therapeutics, Inc., a Delaware corporation, with its principal place of business at 416 South 10th Street, Philadelphia, PA  19147 (“Assignor”), to Celldex Therapeutics, Inc., a Delaware corporation, with its principal place of business at 519 Route 173 West, Bloomsbury, NY  08804 (“Assignee”).

RECITAL

Assignee and Assignor are parties to an Asset Purchase Agreement dated as of January     , 2005 (the “Purchase Agreement”), pursuant to which Assignor has agreed to transfer to Assignee and Assignee has agreed to acquire from Assignor the Acquired Assets (as defined in the Purchase Agreement), including without limitation the Intangible Assets (as defined in the Purchase Agreement) of Assignor.  Pursuant to the Purchase Agreement, Assignor has agreed to execute such instruments as the Assignee may reasonably request in order to more effectively assign, transfer, grant, convey, assure and confirm to Assignee and its successors and assigns, or to aid and assist in the collection of or reducing to possession by the Assignee of, all of such assets.

In accordance therewith, Assignor desires to transfer and assign to Assignee, all of Assignor’s worldwide right, title and interest in, to and under the Intangible Assets.

AGREEMENT

1.                                       Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2.                                       Transfer and Assignment of Intangible Assets. Assignor, as partial consideration for the payment by the Assignee of the consideration set forth in the Purchase Agreement, the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee, all of Assignor’s worldwide right, title and interest in, to and under the Intangible Assets, together with the goodwill of the business associated therewith and which is symbolized thereby, all rights to sue for infringement of any property rights of the Assignor in, to and under said Intangible Assets, whether arising prior to or subsequent to the date of this Assignment of Intangible Assets, and any and all renewals and extensions thereof that may hereafter be secured under the laws now or hereafter in effect in the United States, Canada and in any other jurisdiction, the same to be held and enjoyed by the said Assignee, its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by the said Assignor had this Assignment of Intangible Assets not been made.

3.                                       Terms of the Purchase Agreement.  The terms of the Purchase Agreement, including but not limited to Assignor’s representations, warranties, covenants, agreements and indemnities relating to the Intangible Assets, are incorporated herein by this reference. Assignor acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein.  In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.                                       Power of Attorney. Assignor hereby constitutes and appoints the Assignee, its successors and assigns, the true and lawful attorneys of Assignor, with full power of substitution in the name, place and stead of Assignor or otherwise, but on behalf and for the benefit of the Assignee, its successors and assigns, to institute, prosecute, compromise, defend and settle any and all Proceedings at law, in equity or otherwise that the Assignee and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind, including the right to sue for past infringement of any property rights of the Assignor in, to and under said Intangible Assets, and to do all such acts and things in relation thereto as the Assignee and its successors, legal representatives or assigns shall deem desirable.  Assignor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Assignor, its dissolution or operation of law, or in any other manner or for any reason whatsoever.  Notwithstanding the foregoing, prior to exercising any rights under this Section 4, Assignee shall first notify Assignor of such intent and shall use commercially reasonable efforts to provide Assignor with the opportunity to act under Section 5 hereof.

5.                                       Further Actions.  Assignor, for itself and its successors and assigns, hereby covenants and agrees that, at any time and from time to time after delivery of this instrument, at the Assignee’s request but without further consideration, Assignor will do, execute, acknowledge or deliver, or will cause to be done, execute, acknowledged or delivered, all such further acknowledgments, deeds, conveyances, transfers, instruments of assignment and other actions as may be reasonable and necessary for the conveying, assigning, transferring, confirming or vesting in the Assignee, any of the Intangible Assets.

6.                                       Successors and Assigns.  This instrument is executed by, and shall be binding upon, Assignor and the Assignee, and their respective successors and assigns, for the uses and purposes above set forth and referred to and shall inure to the benefit of Assignor and the Assignee and their respective successors and assigns.

7.                                       Governing Law.  Except to the extent that federal law preempts state law with respect to the matters covered hereby, this Trademark Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, Assignor has caused its duly authorized officer to execute this Assignment of Intangible Assets as of the date first above written.

ASSIGNOR:

ALTERIS THERAPEUTICS, INC.

By:
Name: Dr. Albert J. Wong
Title: Interim President

ASSIGNEE:

CELLDEX THERAPEUTICS, INC.

By:
Name: Dr. Michael W. Fanger
Title: President

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State of	)
) ss.:
County of	)

On this      day of                                           , 2005, before me,                                   , personally appeared Dr. Albert J. Wong, Interim President of Alteris Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

State of	)
) ss.:
County of	)

On this      day of                                           , 2005, before me,                                   , personally appeared Dr. Michael W. Fanger, President of Celldex Therapeutics, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

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APPENDIX E

FIRM and AFFILIATE OFFICES

NEW YORK
www.duanemorris.com		LONDON
CHICAGO
HOUSTON
PHILADELPHIA
SAN DIEGO
DRAFT 1/31/05	, 2005	SAN FRANCISCO
BOSTON
WASHINGTON, DC
ATLANTA
MIAMI
PITTSBURGH
NEWARK
ALLENTOWN
WILMINGTON
Celldex Therapeutics, Inc.		HARRISBURG
519 Route 173 West		PRINCETON
Bloomsbury, NJ 08804		WESTCHESTER

Re:	Asset Purchase Agreement dated as of January , 2005 by and between Celldex Therapeutics, Inc. and Alteris Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Alteris Therapeutics, Inc., a Delaware corporation (“Transferor”), in connection with the proposed acquisition by Celldex Therapeutics, Inc., a Delaware corporation (“Acquirer”), of substantially all of the assets and certain of the liabilities of Transferor pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) dated as of January       , 2005, between Transferor and Acquirer.  This opinion is being rendered at the request of Acquirer pursuant to Section 4.2(vii) of the Purchase Agreement.  Capitalized terms used but not defined herein are used with the same meanings as set forth in the Purchase Agreement.

For purposes of rendering this opinion, we have examined originals or executed copies of:

(i)                                     the Purchase Agreement;

(ii)                                  the Bill of Sale;

(iii)                               the Assignment and Assumption Agreement;

(iv)                              the Assignment of Intangible Assets;

(v)                                 the Trademark Assignment Agreement (the documents listed in items (i) through (v) being the “Transaction Agreements”);

(vi)                              the Certificate of Incorporation of Transferor, as amended, as made available to us by an officer of Transferor (the “Certificate of Incorporation”);

DUANE MORRIS LLP
ONE LIBERTY PLACE PHILADELPHIA, PA 19103-7396	PHONE: 215.979.1000	FAX: 215.979.1020
PH1\1402974.3

(vii)                           the Bylaws of Transferor, as amended, as made available to us by an officer of Transferor (the “Bylaws”);

(viii)                        the Transferor Closing Certificate;

(ix)                                a certificate of good standing of Transferor issued by the Secretary of State of the State of Delaware on                     , 2005;

(x)                                   a certificate of good standing of Transferor issued by the Department of State of the Commonwealth of Pennsylvania on                     , 2005; and

(xi)                                a certificate of an officer of Transferor, attesting to, among other things, (a) resolutions of the Board of Directors of Transferor approving the Purchase Agreement and other documents delivered pursuant thereto and the transactions contemplated thereby, and (b) resolutions of the stockholders of Transferor approving the Purchase Agreement and the transactions contemplated thereby.

We have also examined minutes of the corporate proceedings of the Board of Directors and stockholders of Transferor, as made available to us by an officer of Transferor, and such other certificates of public officials and such other documents, instruments and matters as we have deemed necessary or appropriate for purposes of this opinion.

In our examinations, we have assumed the legal capacity of natural persons, the genuineness of signatures on, and the authenticity of, all documents so examined, the conformity to originals of all documents submitted to us as copies, and that all records and other information made available to us by Transferor, and on which we have relied, are complete in all respects.  As to the accuracy of matters of fact, we have relied solely upon the above-mentioned certificates and documents and upon the representations contained in the Transaction Agreements and other documents delivered pursuant thereto, have not performed or had performed any independent search of public records, and have assumed that certificates of public officials dated prior to the date hereof remain accurate as of the date hereof.  We have also assumed that Transferor’s corporate minute book contains a complete and accurate record of all of the proceedings of Transferor’s Board of Directors (including any committees thereof) and stockholders.

We have also assumed that each of the Transaction Agreements has been duly executed and delivered by the parties thereto other than Transferor, that each such other party has the requisite power and authority and has taken all necessary corporate or other action to duly authorize, execute, and deliver the Transaction Agreements to which it is a party and to consummate the transactions contemplated therein, and that each of the Transaction Agreements constitutes the legal, valid, and binding obligations of each such other party, enforceable against each such other party in accordance with its terms.

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On the basis of the foregoing and subject to the exceptions and qualifications contained herein, we are of the opinion that:

(i)                                     Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and is qualified to do business and is in good standing in the Commonwealth of Pennsylvania.

(ii)                                  Transferor has the requisite corporate power and authority to execute and deliver, and perform its obligations under, the Transaction Agreements and to transfer the Acquired Assets to Acquirer in the manner contemplated by the Purchase Agreement.  The Transaction Agreements and all the transactions contemplated thereby to be performed by Transferor have been duly authorized by all necessary corporate action on the part of Transferor.

(iii)                               The execution and delivery by Transferor of the Transaction Agreements and the consummation by Transferor of the transactions contemplated thereby will not result in a breach, violation or default under, or give rise to an event that, either with or without notice or the passage of time, or both, would result in a breach or violation of the terms or provisions of (a) the Certificate of Incorporation or Bylaws, (b) the Assigned Contracts or Excluded Contracts set forth in the Transferor Disclosure Schedule, (c) any judgment, decree or Order of any Governmental Authority or any law of the State of Delaware or the Commonwealth of Pennsylvania or any federal law of the United States of America that, to our knowledge, is binding on Transferor or to which any of the Acquired Assets is subject.

(iv)                              The execution and delivery by Transferor of the Transaction Agreements and the consummation by Transferor of the transactions contemplated thereby, will not, to our knowledge, require (a) the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority under the laws of the State of Delaware or the Commonwealth of Pennsylvania, or the federal laws of the United States of America or (b) any consent, approval or notice under any Assigned Contract or Excluded Contract set forth in the Transferor Disclosure Schedule, except as otherwise set forth in the Transferor Disclosure Schedule.

(v)                                 Each of the Transaction Agreements has been duly executed and delivered by Transferor and is a valid and binding agreement of Transferor, enforceable against Transferor in accordance with its terms except as the foregoing may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other laws affecting the enforceability of creditors’ rights generally and (b) general equitable principles, whether applied by a court of law or in an equity proceeding.

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(vi)                              To our knowledge, except as set forth in the Transferor Disclosure Schedule, there are no civil, criminal, administrative or other actions, suits or proceedings pending or threatened against Transferor that can reasonably be expected to result in a Material Adverse Effect.

The foregoing opinions are subject to the following qualifications:

(a)                                  In rendering the opinion set forth in paragraph (v) above, we express no opinion with respect to:

(i)                                     any provision of the Transaction Agreements insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal;

(ii)                                  the ability of any party to collect attorneys’ fees and costs in an action involving any of the Transaction Agreements if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such fees and costs as may be determined to be reasonable by a court or other tribunal;

(iii)                               the ability of any person to obtain specific performance, injunctive relief, rescission, or any similar remedy in any proceeding; and

(iv)                              any provision of any of the Transaction Agreements relating to choice of law or conflict of laws.

(b)                                 We have assumed that each of the parties to the Transaction Agreements will seek to enforce its rights thereunder in good faith.

(c)                                  The opinions expressed herein relate solely to the laws of the State of Delaware, the Commonwealth of Pennsylvania and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction, whether applicable directly or through the foregoing laws.

(d)                                 Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

(e)                                  Our opinions expressed herein are rendered as of the date hereof and are based on existing law that is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our

4

attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise.

(f)                                    When reference is made in this opinion to our “knowledge,” such reference means the actual knowledge attributable to our representation of Transferor of only those attorneys who have given substantive attention to the transactions contemplated by the Transaction Agreements; and, where a statement or opinion is made “to our knowledge,” such qualification means that we have no knowledge (as so defined) that the statement or opinion is not true or correct.

This opinion is being furnished to Acquiror solely in connection with the transactions referred to herein, and is solely for the benefit of Acquiror and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person, without our prior written consent, or otherwise used or relied upon by any other person or entity or for any other purpose.

Sincerely,

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APPENDIX F

CONSULTING AGREEMENT

This Agreement is made as of                                     , 2005 (the “Agreement”) between Celldex Therapeutics, Inc. (the “Company”) and Dr. Albert J. Wong (the “Consultant”), currently Interim President of Alteris Therapeutics, Inc. (“Alteris”) and Professor in the Kimmel Cancer Institute at Thomas Jefferson University (the “Institution”).  The Company is engaged in the research, development and commercialization of therapeutic vaccines and antibodies for the treatment of glioblastoma and other cancers (the “Field”).  The Consultant has extensive experience in the Field, and the Company seeks to benefit from the Consultant’s expertise by retaining the Consultant as a consultant.  The Consultant wishes to perform consulting services in the Field for the Company.  Accordingly, the Company and the Consultant agree as follows:

1.                                       Services.

(a)                                  The Consultant shall provide consulting services to the Company with respect to matters related to the Field.  The Consultant shall be engaged by the Company as a consultant for the services specified herein only and shall not direct or conduct research for or on behalf of the Company.  The Consultant’s services shall include:  (i) providing scientific advice regarding the Company’s product lines, the general direction of its research program, recruitment of personnel, and techniques used in research in the Field; and (ii) generally advising the Company in its efforts to produce, develop, and market products in the Field.

(b)                                 Upon reasonable request by the Company, and at times mutually agreed upon by the Company and the Consultant, the Consultant shall devote up to fifty (50) days per year and up to eight (8) hours each such day (including travel time) to providing consulting services to the Company pursuant to this Agreement.

(c)                                  The Company acknowledges that the Consultant is an employee of the Institution and is subject to the Institution’s policies, including policies concerning consulting, conflicts of interest, and intellectual property.  For the purposes of this Agreement, the parties acknowledge and agree that the term “Institution” shall be deemed to include Thomas Jefferson University or any institutional research facility that enters into a sponsored research or similar agreement (the “SRA”) with the Company to provide for the funding of the research, development and advancement of the Rapid Identification of Alternative Splicing system, or related technology for the rapid identification of alternative spliced proteins, or splice variants (collectively the “SRA Technology”), in the laboratory of Dr. Wong.

2.                                       Compensation.

(a)                                  As full consideration for the consulting services provided by the Consultant as described in paragraph 1(a) (i) and (ii) above, the Company shall pay the following amounts to the Consultant:

i.                  a one time signing bonus of $10,000, to be paid upon the execution and delivery of this Agreement:

ii.               $20,000 per year payable in equal quarterly  installments on the last Business Day of March, June, September and December of each year during the term of this Agreement; and

iii.            the amount of $2,000 per day for each day the Consultant is requested by the Company to provide consulting services under this Agreement in excess of ten days per year, such amounts to be paid within 15 days of the submission to the Company of an invoice therefore by the Consultant.

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(b)                                 In addition to the foregoing amounts, the Company shall promptly reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing consulting services under this Agreement; provided that all such expenses are itemized and submitted with receipts.

3.                                       Competition.

(a)                                  The Consultant represents to the Company that the Consultant does not currently have any agreement to provide consulting services to any other party, firm, or company in the biotechnology and pharmaceutical industries on matters relating to the Field.  During the term of this Agreement, the Consultant shall not consult for any entity in the biotechnology or pharmaceutical industry other than the Company on matters relating to (i) the research, development and commercialization of therapeutic vaccines and antibodies that target epidermal growth factor receptor variant III, or EGFRvIII, for the treatment of brain, prostate, gastric, non-small cell lung and ovarian cancers, and (ii) any other technology covered by the SRA Technology.

(b)                                 The Company acknowledges and agrees, however, that nothing in this Agreement shall affect the Consultant’s obligations to, or research on behalf of, the Institution, including, without limitation, obligations or research of the Consultant in connection with a transfer by the Institution of materials or intellectual property developed in whole or in part by the Consultant, or in connection with research collaborations.

4.                                       Confidentiality.

(a)                                  The Consultant may disclose to the Company any information that the Consultant would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions.  However, the

3

Consultant shall not disclose to the Company information that is proprietary to the Institution and is not generally available to the public other than through formal technology transfer procedures.

(b)                                 In providing consulting services to the Company pursuant to this Agreement, the Consultant may acquire information that pertains to the Company’s inventions, products, processes, patents, patent applications, methods, formulae, equipment, programs, developments, or plans and that is both (i) disclosed or made known by the Company to the Consultant and (ii) identified as “proprietary” by the Company at any time (“Proprietary Information”).  The Consultant agrees not to disclose any Proprietary Information to anyone or to use any Proprietary Information for any purpose other than performance of consulting services pursuant to this Agreement, without the prior written consent of the Company.

(c)                                  Proprietary Information subject to paragraph 4(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order, provided that prior to any such disclosure pursuant to this clause (iv), reasonable notice and assistance in minimizing the disclosure to the Company are given to the extent reasonably practicable.  In addition, Proprietary Information subject to paragraph 4(b) does not include information generated by the Consultant, alone or with others, unless the information is generated solely as a direct result of the performance of consulting services under this Agreement.

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5.                                       Return of Materials.

The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant’s possession and (i) supplied by the Company in conjunction with the Consultant’s consulting services under this Agreement, or (ii) generated by the Consultant in the performance of consulting services under this Agreement.

6.                                       Intellectual Property.

(a)                                  Subject to the terms of paragraph 6(b) below, the Consultant hereby assigns to the Company any right, title, and interest he may have in any invention, discovery, improvement, apparatus, implement, process, compound, composition or formula or other intellectual property, whether or not publishable, patentable or copyrightable, which the Consultant, alone or with others, develops solely as a direct result of performing consulting services for the Company under this Agreement.  Any intellectual property assignable to the Company pursuant to the preceding sentence is hereinafter referred to as “Company Intellectual Property”.  Upon the request of the Company, the Consultant shall execute such further assignments, documents, and other instruments as may be reasonably necessary to assign Company Intellectual Property to the Company and to provide reasonable assistance the Company in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property.  The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property and shall reimburse the Consultant for any expenses incurred by him in connection with providing the assistance required by this paragraph 6(a).

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(b)                                 The Company shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable, or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of the Institution.  The Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by the Consultant in his capacity as an employee of the Institution.

7.                                       Term and Termination.

(a)                                  Unless terminated earlier under paragraph 7(b), below, the initial term of this Agreement shall expire on the second anniversary of the date hereof (the “Initial Term”).  This Agreement shall be automatically renewed for additional twelve-month terms on an annual basis unless it is terminated earlier under paragraph 7(b), below (such additional terms together the “Additional Term”).

(b)                                 Without limiting any rights which either party to this Agreement may have by reason of any default by the other party (i) during the Initial Term, this Agreement may be terminated (A) by the Company, if the Consultant fails to perform his material obligations hereunder and such non-performance is not cured within 30 days following the date notice of such non-performance has been delivered by the Company to the Consultant, or (B) by the Consultant, if the Company shall fail to make any payments, when due, of the amounts set forth in Section 2 above within 30 days following the date notice of such failure has been delivered by the Consultant to the Company; and (ii) during any Additional Term this Agreement may be terminated by either party by written notice given to the other party.  Such termination shall be

6

effective upon the date not earlier than 30 days following the date of such notice as shall be specified in said notice.

(c)                                  Termination of this Agreement shall not affect (i) the Company’s obligations to recognize the Institution’s intellectual property rights under paragraph 6(b) above, (ii) the Company’s obligation to pay for services previously performed by the Consultant or expenses for which the Consultant is entitled to reimbursement under paragraph 2 above, through the date of termination of this Agreement under the terms of  paragraph 7(b) above, or (iii) the Consultant’s continuing obligations to the Company under paragraphs 4(b), 5 and 6(a) above.

8.                                       Miscellaneous.

(a)                                  This Agreement shall inure to the benefit of and be biding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be; provided, however, the obligations of the Consultant hereunder are personal and may not be assigned without the express written consent of the Company.  The Company may assign its rights and obligations under this Agreement to any entity controlling, controlled by or under common control with the Company, provided, however, that the Company shall continue to be liable to the Consultant for its obligations hereunder.

(b)                                 The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

The parties acknowledge that this Agreement is not a contract of employment and the Consultant is not an employee of the Company for any purpose.

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(c)                                  The Company will not use the Consultant’s name in any commercial advertisement or similar material that is used to promote or sell products, unless the Company obtains in advance the written consent of the Consultant to such use.

(d)                                 Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given if deposited with the United States Postal Service, registered or certified mail, with postage prepaid, or sent by telex, telegram or telecopy, and a confirmation of transmission is obtained, addressed as follows:

Celldex Therapeutics, Inc.
519 Route 173 West
Bloomsbury, New Jersey 08809
Attn: Dr. Michael W. Fanger – President
Tel. No.: 908-475-2700
Fax No.: 908-713-6002

Dr. Albert J. Wong

Tel. No.:
Fax No.:

(e)                                  This Agreement supersedes all previous agreements and discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of the Agreement.  This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any party or any employee, officer, or other representative of any party, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

(f)                                    If any provision of this Agreement affecting the rights or property of the Institution is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, then such provision of this Agreement shall terminate as

8

of the date such adjudication is effective and the remaining provisions shall continue in full force and effect.  If any other provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

(g)                                 The Consultant and the Company acknowledge that (i) the Consultant is entering into this Agreement in his individual capacity and not as an employee or agent of the Institution, and (ii) the Institution is not a party to his Agreement and has no liability or obligation hereunder.

(h)                                 This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

CELLDEX THERAPEUTICS, INC.

By:
Name:	Dr. Michael W. Fanger
Title:	President

Dr. Albert J. Wong

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APPENDIX G

CONSULTING AGREEMENT

This Agreement is made as of                                     , 2005 (the “Agreement”) between Celldex Therapeutics, Inc. (the “Company”) and Dr. Donald M. O’Rourke (the “Consultant”), Associate Professor, Department of Neurosurgery, and Director of the Brain Tumor Tissue Bank at The University of Pennsylvania School of Medicine (the “University”).  The Company is engaged in the research, development and commercialization of therapeutic vaccines and antibodies for the treatment of glioblastoma and other cancers (the “Field”).  The Consultant has extensive experience in the Field, and the Company seeks to benefit from the Consultant’s expertise by retaining the Consultant as a consultant.  The Consultant wishes to perform consulting services in the Field for the Company.  Accordingly, the Company and the Consultant agree as follows:

1.                                       Services.

(a)                                  The Consultant shall provide consulting services to the Company with respect to matters related to the Field.  The Consultant shall be engaged by the Company as a consultant for the services specified herein only and shall not direct or conduct research for or on behalf of the Company.  The Consultant’s services shall include:  (i) providing scientific advice regarding the Company’s product lines, the general direction of its research program, recruitment of personnel, and techniques used in research in the Field; and (ii) generally advising the Company in its efforts to produce, develop, and market products in the Field.

(b)                                 Upon reasonable request by the Company, and at times mutually agreed upon by the Company and the Consultant, the Consultant shall devote up to twenty-five (25) days per year and up to eight (8) hours each such day (inclusive of travel time) to providing consulting services to the Company pursuant to this Agreement.

(c)                                  The Company acknowledges that the Consultant is an employee of the University and is subject to the University’s policies, including policies concerning consulting, conflicts of interest, and intellectual property.

2.                                       Compensation.

(a)                                  As full consideration for the consulting services provided by the Consultant as described in paragraph 1(a) (i) and (ii) above, the Company shall pay the following amounts to the Consultant:

i.                  a one-time signing bonus of $10,000, to be paid upon the execution and delivery of this Agreement:

ii.               $20,000 per year payable in equal quarterly  installments of $5,000 on the last Business Day of March, June, September and December of each year during the term of this Agreement; and

iii.            the amount of $2,000 per day for each day the Consultant is requested by the Company to provide consulting services under this Agreement in excess of ten days per year, such amounts to be paid within 15 days of the submission to the Company of an invoice therefor by the Consultant.

(b)                                 In addition to the foregoing amounts, the Company shall promptly reimburse the Consultant for all reasonable expenses incurred by the Consultant in providing consulting services under this Agreement; provided that all such expenses are itemized and submitted with receipts.

3.                                       Competition.

(a)                                  The Consultant represents to the Company that the Consultant does not have any written agreement to provide consulting services to any other party, firm, or company in the

2

biotechnology and pharmaceutical industries on matters relating to the Field.  During the term of this Agreement, the Consultant shall not consult for any entity in the biotechnology or pharmaceutical industry other than the Company on matters relating to the research, development and commercialization of therapeutic vaccines and antibodies that target epidermal growth factor receptor variant III, or EGFRvIII, for the treatment of glioblastoma and other brain cancers.

(b)                                 The Company acknowledges and agrees, however, that nothing in this Agreement shall affect the Consultant’s obligations to, or research on behalf of, the University, including, without limitation, obligations or research of the Consultant in connection with a transfer by the University of materials or intellectual property developed in whole or in part by the Consultant, or in connection with research collaborations.

4.                                       Confidentiality.

(a)                                  The Consultant may disclose to the Company any information that the Consultant would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions.  However, the Consultant shall not disclose to the Company information that is proprietary to the University and is not generally available to the public other than through formal technology transfer procedures.

(b)                                 In providing consulting services to the Company pursuant to this Agreement, the Consultant may acquire information that pertains to the Company’s inventions, products, processes, patents, patent applications, methods, formulae, equipment, programs, developments, or plans and that is both (i) disclosed or made known by the Company to the Consultant and (ii) identified as “proprietary” by the Company at any time (“Proprietary Information”).  The

3

Consultant agrees not to disclose any Proprietary Information to anyone or to use any Proprietary Information for any purpose other than performance of consulting services pursuant to this Agreement, without the prior written consent of the Company.

(c)                                  Proprietary Information subject to paragraph 4(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Consultant; (ii) is obtained by the Consultant from a third party who had the legal right to disclose the information to the Consultant; (iii) is already in the possession of the Consultant on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order, provided that prior to any such disclosure pursuant to clause (iv), reasonable notice and assistance in minimizing the disclosure to the Company are given, to the extent reasonably practicable.  In addition, Proprietary Information subject to paragraph 4(b) does not include information generated by the Consultant, alone or with others, unless the information is generated solely as a direct result of the performance of consulting services under this Agreement.

5.                                       Return of Materials.

The Consultant agrees to promptly return, following the termination of this Agreement or upon earlier request by the Company, all drawings, tracings, and written materials in the Consultant’s possession and (i) supplied by the Company in conjunction with the Consultant’s consulting services under this Agreement, or (ii) generated by the Consultant in the performance of consulting services under this Agreement.

6.                                       Intellectual Property.

(a)                                  Subject to the terms of paragraph 6(b) below, the Consultant hereby assigns to the Company any right, title, and interest he may have in any invention, discovery, improvement,

4

apparatus, implement, process, compound, composition or formula or other intellectual property, whether or not publishable, patentable or copyrightable, which the Consultant, alone or with others, develops solely as a direct result of performing consulting services for the Company under this Agreement.  Any intellectual property assignable to the Company pursuant to the preceding sentence is hereinafter referred to as “Company Intellectual Property”.  Upon the request of the Company, the Consultant shall execute such further assignments, documents, and other instruments as may be reasonably necessary to assign Company Intellectual Property to the Company and to provide reasonable assistance the Company in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property.  The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property, and shall reimburse the Consultant for any expenses incurred by him in connection with providing the assistance required by this Section.

(b)                                 The Company shall have no rights by reason of this Agreement in any publication, invention, discovery, improvement, or other intellectual property whatsoever, whether or not publishable, patentable, or copyrightable, which is developed as a result of a program of research financed, in whole or in part, by funds provided by or under the control of the University.  The Company also acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research undertaken by the Consultant in his capacity as an employee of the University.

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7.                                       Term and Termination.

(a)                                  Unless terminated earlier under paragraph 7(b), below, the initial term of this Agreement shall expire on the second anniversary of the date hereof (the “Initial Term”).  This Agreement shall be automatically renewed for additional twelve-month terms on an annual basis unless it is terminated earlier under paragraph 7(b), below (such additional terms together, the “Additional Term”).

(b)                                 Without limiting any rights which either party to this Agreement may have by reason of any default by the other party (i) during the Initial Term, this Agreement may be terminated (A) by the Company, if the Consultant fails to perform his material obligations hereunder and such non-performance is not cured within 30 days following the date notice of such non-performance has been delivered by the Company to the Consultant, or (B) by the Consultant, if the Company shall fail to make any payments, when due, of the amounts set forth in Section 2 above within 30 days following the date notice of such failure has been delivered by the Consultant to the Company; and (ii) during any Additional Term this Agreement may be terminated by either party by written notice given to the other party.  Such termination shall be effective upon the date not earlier than 30 days following the date of such notice as shall be specified in said notice.

(c)                                  Termination of this Agreement shall not affect (i) the Company’s obligations to recognize the University’s intellectual property rights under paragraph 6(b) above, (ii) the Company’s obligation to pay for services previously performed by the Consultant or expenses for which the Consultant is entitled to reimbursement under paragraph 2 above through the date of termination of this Agreement under paragraph 7(b) above, or (iii) the Consultant’s continuing obligations to the Company under paragraphs 4(b), 5 and 6(a) above.

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8.                                       Miscellaneous.

(a)                                  This Agreement shall inure to the benefit of and be biding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be; provided, however, the obligations of the Consultant hereunder are personal and may not be assigned without the express written consent of the Company.  The Company may assign its rights and obligations under this Agreement to any entity controlling, controlled by or under common control with the Company, provided, however, that the Company shall continue to be liable to the Consultant for its obligations hereunder.

(b)                                 The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose.

The parties acknowledge that this Agreement is not a contract of employment and the Consultant is not an employee of the Company for any purpose.

(c)                                  The Company will not use the Consultant’s name in any commercial advertisement or similar material that is used to promote or sell products, unless the Company obtains in advance the written consent of the Consultant to such use.

(d)                                 Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given if deposited with the United States Postal Service, registered or certified mail, with postage prepaid, or sent by telex, telegram or telecopy, and a confirmation of transmission is obtained, addressed as follows:

Celldex Therapeutics, Inc.

519 Route 173 West

Bloomsbury, New Jersey 08809

Attn:  Dr. Michael W. Fanger – President

Tel. No.:  908-475-2700

Fax No.:  908-713-6002

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Donald M. O’Rourke, M.D.

Associate Professor

Department of Neurosurgery

Silverstein 3

The Hospital of the University of Pennsylvania

3400 Spruce Street

Philadelphia, Pennsylvania  19104

Tel. No.:  215-662-3490

Fax No.:  215-349-5534

(e)                                  This Agreement supersedes all previous agreements and discussions relating to the subject matters hereof and constitutes the entire agreement between the Company and the Consultant with respect to the subject matters of the Agreement.  This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any party or any employee, officer, or other representative of any party, or by any written documents unless it is signed by an officer of the Company and by the Consultant.

(f)                                    If any provision of this Agreement affecting the rights or property of the University is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, then such provision of this Agreement shall terminate as of the date such adjudication is effective and the remaining provisions shall continue in full force and effect.  If any other provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

(g)                                 The Consultant and the Company acknowledge that (i) the Consultant is entering into this Agreement in his individual capacity and not as an employee or agent of the University, and (ii) the University is not a party to his Agreement and has no liability or obligation hereunder.

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(h)                                 This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

CELLDEX THERAPEUTICS, INC.

By:
Name:	Dr. Michael W. Fanger
Title:	President

Dr. Donald M. O’Rourke

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APPENDIX H

                    , 2005

Alteris Therapeutics, Inc.

416 South 10th Street

Philadelphia, PA 19147

Re:                               Celldex Therapeutics, Inc.

Gentlemen:

We have acted as counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Asset Purchase Agreement dated as of                     , 2005 (the “Purchase Agreement”) between Alteris Therapeutics, Inc., a Delaware corporation (“ATI”), and the Company, pursuant to which the Company shall acquire substantially all of the assets and assume certain liabilities of ATI. As such counsel, you have requested our opinion as to the matters described herein.  All capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

For purposes of rendering this opinion, we have examined originals or executed copies of:

(i)                                     the Purchase Agreement;

(ii)                                  the Bill of Sale;

(iii)                               the Assignment of Intangible Assets;

(iv)                              the Trademark Assignment Agreement;

(v)                                 the Assignment and Assumption Agreement (the documents listed in items (i) and (v) being the “Transaction Agreements”);

(vi)                              the Certificate of Incorporation of the Company, as amended, as made available to us by an officer of the Company (the “Certificate of Incorporation”);

(vii)                           the Bylaws of the Company, as amended, as made available to us by an officer of the Company (the “Bylaws”);

(viii)                        the Acquirer Closing Certificate;

(ix)                                a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware on                     , 2005;

(x)                                   a certificate of an officer of the Company, attesting to, among other things, resolutions of the Board of Directors of the Company approving the Purchase Agreement and other documents delivered pursuant thereto and the transactions contemplated thereby; and

(xi)                                an executed copy of the Company’s Registration Statement on Form S-4 (No. 333-              ), as amended through the date hereof (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on                , 2005 pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the issuance of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, by the Company to ATI as partial consideration for the Acquired Assets, and all schedules and exhibits thereto in the form filed with the SEC.

We have also examined minutes of the corporate proceedings of the Board of Directors of the Company, as made available to us by an officer of the Company, and such other certificates of public officials and of officers and employees of the Company and such other documents, instruments and matters as we have deemed necessary or appropriate for purposes of this opinion.

In our examinations, we have assumed the legal capacity of natural persons, the genuineness of signatures on, and the authenticity of, all documents so examined, the authority of all signatories to sign on behalf of their principals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and that all records and other information made available to us by the Company, and on which we have relied, are complete in all respects.  As to the accuracy of matters of fact, we have relied solely upon the above-mentioned certificates and documents and upon the representations contained in the Transaction Agreements and other documents delivered pursuant thereto, have not performed or had performed any independent search of public records, and have assumed that certificates of public officials dated prior to the date hereof remain accurate as of the date hereof.  We have also assumed that the Company’s corporate minute book contains a complete and accurate record of all of the proceedings of the Company’s Board of Directors (including any committees thereof).

We have also assumed that each of the Transaction Agreements has been duly executed and delivered by the parties thereto other than the Company, that each such other party has the requisite power and authority and has taken all necessary corporate or other action to duly authorize, execute, and deliver the Transaction Agreements to which it is a party and to consummate the transactions contemplated therein, and that each of the Transaction Agreements constitutes the legal, valid, and binding obligations of each such other party, enforceable against each such other party in accordance with its terms.

Based upon the foregoing, and upon such investigation and considerations of law as we have deemed necessary for purposes of rendering the opinion expressed herein, we are of the opinion that:

(i)                                     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and

2

authority to carry on its business as now being conducted, and is qualified to do business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification.

(ii)                                  The Company has the requisite power and authority to execute, deliver and perform its obligations under the Transaction Agreements and to issue the Shares to ATI as contemplated by the Purchase Agreement.  The Transaction Agreements and all the transactions contemplated thereby on the Company’s part to be performed have been duly and validly authorized by all necessary corporate action of the Company.

(iii)                               The execution and delivery by the Company of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby will not result in a breach, violation or default under, or give rise to an event that, either with or without notice or the passage of time, or both, would result in a breach or violation of the terms or provisions of (a) the Certificate of Incorporation or Bylaws, (b) any agreement to which the Company is a party that is described in the Acquirer SEC Documents or (c) any judgment, decree or Order of any Governmental Authority or any law of the State of Delaware or any federal law of the United States of America that, to our knowledge, is binding on the Company.

(iv)                              The execution and delivery by the Company of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby, will not, to our knowledge, require (a) the consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority under the laws of the State of Delaware or the federal laws of the United States of America or (b) any consent, approval or notice under any agreement to which the Company is a party that is described in the Acquirer SEC Documents, except as otherwise set forth in the Acquirer SEC Documents.

(v)                                 Each of the Transaction Agreements has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the foregoing may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other laws affecting the enforceability of creditors’ rights generally and (b) general equitable principles, whether applied by a court of law or in an equity proceeding.

(vi)                              To our knowledge, except as set forth the Acquirer SEC Documents, there are no civil, criminal, administrative or other actions, suits, or Proceedings pending or threatened against the Company that can reasonably be expected to have a material adverse effect upon the Company.

(vii)                           The Shares to be issued in accordance with Section 3.1(a) of the Purchase Agreement have been duly authorized, reserved, and, upon issuance in accordance with the terms of the Purchase Agreement, will be (a) validly issued, fully paid and nonassessable, (b) duly and validly registered in accordance with all applicable Federal securities laws of the United States of America and (c) duly and properly listed for trading on The Nasdaq Stock Market.

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We have been informed by the Staff of the SEC that the Registration Statement was declared effective on                     , 2005, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Act..

The foregoing opinions are subject to the following qualifications:

(a)                                  In rendering the opinion set forth in paragraph (v) above, we express no opinion with respect to:

(i)                                     any provision of the Transaction Agreements insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by a court or other tribunal;

(ii)                                  the ability of any party to collect attorneys’ fees and costs in an action involving any of the Transaction Agreements if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such fees and costs as may be determined to be reasonable by a court or other tribunal;

(iii)                               the ability of any person to obtain specific performance, injunctive relief, rescission, or any similar remedy in any proceeding; and

(iv)                              any provision of any of the Transaction Agreements relating to choice of law or conflict of laws.

(b)                                 We have assumed that each of the parties to the Transaction Agreements will seek to enforce its rights thereunder in good faith.

(c)                                  Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

(d)                                 We are qualified to practice law only in New York and we express no opinion as to the laws of jurisdictions other than the federal laws of the United States of America, the laws of the State of New York, and, to the extent applicable, the General Corporation Law of the State of Delaware (“DGCL”).  Furthermore, our knowledge with respect to the DGCL is derived solely from a reading of that statute as currently in effect without consideration or review of any judicial or other interpretations thereof. We note, however, that the Transaction Agreements purport to be governed by the laws of the State of Delaware.  Accordingly, solely for purposes of our opinions set forth herein, we have assumed, with your consent, that the substantive laws of the State of Delaware are substantially the same as those of the State of New York in all relevant respects.

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(e)                                  Our opinions expressed herein are rendered as of the date hereof and are based on existing law that is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision, or otherwise, even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein.

(f)                                    When reference is made in this opinion to our “knowledge,” such reference means the actual knowledge attributable to our representation of the Company of only those attorneys who have given substantive attention to the transactions contemplated by the Transaction Agreements; and, where a statement or opinion is made “to our knowledge,” such qualification means that we have no knowledge (as so defined) that the statement or opinion is not true or correct.

This opinion is being furnished to ATI solely in connection with the transactions referred to herein, and is solely for the benefit of ATI and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental agency or other person, without our prior written consent, or otherwise used or relied upon by any other person or entity or for any other purpose.

Very truly yours,

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APPENDIX I

TERM SHEET FOR SPONSORED RESEARCH AGREEMENT

The following terms and conditions shall be incorporated into the SRA.  All capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement to which this Appendix I is attached.

1.               Purpose.  The purpose of the SRA is to provide funding for the research, development and advancement of the RIAS technology, or related technology for the rapid identification of alternative splice forms (collectively, the “SRA Technology”),  in the laboratories of Dr. Albert J. Wong (“Dr. Wong”) to be located at a University or other institutional research facility to be specified by Dr. Wong (the “Institution”), which such Institution shall be subject to the approval of the Acquirer, which such approval shall not be unreasonably withheld.

2.               Term.  The initial term of the SRA shall be for a period of five (5) years from the date of its execution.

3.               Funding.  Acquirer shall agree to provide funding in an annual amount of $150,000 (for an aggregate of $750,000 for the initial term) to be applied exclusively towards Direct Costs incurred in the laboratories of Dr. Albert J. Wong in connection with the advancement of the SRA Technology and the development of novel targets using the SRA Technology. The annual funding will be contingent upon meeting mutually agreed upon milestones.  Acquirer shall also agree to fund all overhead costs incurred by the Institution under the SRA, pursuant to such terms as may be agreed upon by Acquirer and the Institution.

4.               Accounting of Expenses; Progress Reports.  In connection with the funding to be provided by Acquirer under Section 3 above, Acquirer shall be provided with an accounting of all such Direct Costs on a monthly basis and shall receive progress reports, on a quarterly basis, on the status of the research and development related to the advancement of the SRA Technology.

5.               Additional Agreements.  The funding of the SRA will be in accordance with the prevailing policies governing sponsored research of the Institution (contingent on the establishment of a reasonably satisfactory relationship between the Acquirer and the Institution) where the work is to be performed, particularly with regard to the ownership of intellectual property rights and terms for licensing of any inventions, materials, intellectual property and know-how resulting from work conducted under the SRA.  In the event that a reasonably satisfactory relationship between Acquirer and the Institution is not established as set forth above, Acquirer shall negotiate in good faith with Dr. Wong regarding a substitute arrangement to provide funding for the research, development and advancement of the SRA Technology. In addition, in the event that, in the reasonable opinion of Acquirer’s patent counsel, the SRA

Technology is deemed to infringe the patent or other proprietary rights of a third party or third parties, Acquirer’s obligations under the SRA, including but not limited to, its obligation  to provide funding under Section 3 above, shall be suspended immediately and the SRA shall terminate by its terms upon the expiration of [90] days from such date, which such period shall be subject to extension upon mutual agreement of the parties. Notwithstanding the foregoing, if, within such [90] day period, or any extension thereof, Dr. Wong provides evidence to Acquirer, including any evidence relating to the modification of the SRA Technology, that, in the reasonable opinion of Acquirer’s patent counsel, indicates that the SRA Technology does not infringe the patent and/or other proprietary rights of any third party, then the Acquirer’s obligations under the SRA including, without limitation, its obligation  to provide the funding for the SRA Technology set forth in Section 3 above, shall be immediately reinstated and the SRA shall remain in full force and effect. The parties acknowledge that any such suspension of Acquirer’s obligations under the SRA and any subsequent termination of the SRA, will be subject to the notice and dispute resolution provisions to be set forth in the SRA.

APPENDIX J

ALTERIS THERAPEUTICS, INC

(A Development Stage Company)

BALANCE SHEETS ET

(in actual dollars)

September 30, 2004
Current Assets:
Cash and cash equivalents	$4,278
Other current assets	$6,688
Total current assets	$10,966

Property and equipment:	$9,000
Machinery and equipment	$(1,425)
Less: accumulated depreciation and amortization	$7,575

Total Assets	$18,541

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$4,140
Accrued interest payable	$64,740
Accrued liabilities	$34,630
Total current liabilities	$103,510

Commitments and Contingencies
Notes Payable: Ben Franklin Technology Partner	$500,000
Notes Payable: BioAdvance	$313,000

Stockholder’s equity:
Common Stock	$104
Additional paid in capital at September 30, 2004	$14,163
Accumulated Deficit	$(532,035)
Net Income	$(380,200)
Total Equity	$(897,969)
Total Liabilities and Stockholders’ Equity	$18,541

APPENDIX K

Form of Transferor Affiliate Letter

Gentlemen:

The undersigned, a holder of shares of common stock, par value $.0001 per share, of Alteris Therapeutics, Inc., a Delaware corporation (the “Company”), may be entitled to receive securities (the “Securities”) of Celldex Therapeutics, Inc. (“Celldex”), a Delaware corporation, in connection with the sale of substantially all of the assets of the Company to Celldex (the “Acquisition”) and the subsequent voluntary dissolution and complete liquidation of the Company (the “Dissolution”).  The undersigned acknowledges that the undersigned may be deemed an “affiliate” of the Company within the meaning of Rule 145 (“Rule 145”) and Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), although nothing contained herein should be construed as an admission of such fact.

If, in fact, the undersigned is an affiliate under the Act, the undersigned’s ability to sell, assign or transfer any Securities received by the undersigned in connection with the Acquisition and the Dissolution may be restricted unless such transaction is registered under the Act or an exemption from such registration is available.  The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

The undersigned hereby represents to and covenants with Celldex that the undersigned will not sell, assign or otherwise transfer any of the Securities that the undersigned receives in connection with the Acquisition except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (ii) in a transaction which, in the opinion of counsel reasonably satisfactory to Celldex or as described in a “no-action” or interpretive letter from the Staff of the Securities and Exchange Commission (the “SEC”), is not required to be registered under the Act.

In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply Celldex with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto.  The undersigned understands that Celldex may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of Securities sold as indicated in the letter.

The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in connection with the Acquisition and Dissolution or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion from counsel in form and substance reasonably satisfactory to Celldex to the effect that such legends are no longer required for purposes of the Act.

The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities and (ii) the receipt by Celldex of this letter is an inducement to Celldex’s obligations to consummate the Acquisition.

Very truly yours,

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ANNEX I
TO APPENDIX K

[Name]	[Date]

On                                  the undersigned sold the securities (“Securities”) of Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), described below in the space provided for that purpose (the “Securities”).  The Securities were received by the undersigned in connection with the acquisition of substantially all of the assets of Alteris Therapeutics, Inc. (“Alteris”), by the Company and the subsequent voluntary dissolution and complete liquidation of Alteris.

Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”).

The undersigned hereby represents that the Securities were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Act or in transactions directly with a “market maker” as that term is defined in Section 3(a) (38) of the Securities Exchange Act of 1934, as amended.  The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,

[Space to be provided for description of securities]

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